Exhibit 10.18

CONFORMED COPY

DATED 13 July 2009

KOSMOS ENERGY FINANCE

as Original Borrower

- and -

KOSMOS ENERGY GHANA HC

-and -

KOSMOS ENERGY DEVELOPMENT

-and -

KOSMOS ENERGY INTERNATIONAL

-and -

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 2 TO THE CTA

as Original Lenders

-and -

Others

DEFINITIONS AGREEMENT

(as amended on 29 October 2009 and 24 December 2009)

Slaughter and May

One Bunhill Row

London

EC1Y 8YY

(SRG/JRR)

CF093570076

THIS AGREEMENT is dated 13 July 2009 (as amended on 29 October 2009 and 24 December 2009) and made between:

(1)                                 KOSMOS ENERGY FINANCE a company incorporated under the laws of the Cayman Islands with registered number 225882 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (the “Original Borrower”);

(2)                                 KOSMOS ENERGY GHANA HC a company incorporated under the laws of the Cayman Islands with registered number 135710 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KEG”);

(3)                                 KOSMOS ENERGY DEVELOPMENT a company incorporated under the laws of the Cayman Islands with registered number 225879 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KED”);

(4)                                 KOSMOS ENERGY INTERNATIONAL a company incorporated under the laws of the Cayman Islands with registered number 218274 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KEI”);

(5)                                 KOSMOS ENERGY HOLDINGS a company incorporated under the laws of the Cayman Islands with registered number 133483 and having its registered office at PO Box 32332, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KEH”);

(6)                                 KOSMOS ENERGY OPERATING a company incorporated under the laws of the Cayman Islands with registered number 231417 and having its registered office at PO Box 32332, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KEO”).

(7)                                 STANDARD CHARTERED BANK as global co-ordinator (the “Global Co-ordinator”);

(8)                                 STANDARD CHARTERED BANK, BNP PARIBAS SA, SOCIÉTÉ GÉNÉRALE, CALYON, ABSA BANK LIMITED, AFRICA FINANCE CORPORATION, INTERNATIONAL FINANCE CORPORATION and CORDIANT EMERGING LOAN FUND III, L.P. as mandated lead arrangers of the Senior Facilities (each a “Senior Mandated Lead Arranger” and together, the “Senior Mandated Lead Arrangers”);

(9)                                 STANDARD CHARTERED BANK, BNP PARIBAS, INTERNATIONAL FINANCE CORPORATION and AFRICA FINANCE CORPORATION as mandated lead arrangers of the Junior Facilities (each a “Junior Mandated Lead Arranger” and together, the “Junior Mandated Lead Arrangers”);

(10)                          THE FINANCIAL INSTITUTIONS listed in Schedule 2 (Original Lenders) of the CTA as original senior lenders (the “Original Senior Lenders”);

(11)                          INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including Ghana (the “IFC”), as lender under the Senior IFC Facility Agreement;

(12)                          THE FINANCIAL INSTITUTIONS listed in Schedule 2 (Original Lenders) of the CTA as original junior lenders (the “Original Junior Lenders”);

(13)                          INTERNATIONAL FINANCE CORPORATION, as lender under the Junior IFC Facility Agreement;

(14)                          SOCIÉTÉ GÉNÉRALE as the lead technical and modelling bank (the “Lead Technical and Modelling Bank”);

(15)                          STANDARD CHARTERED BANK as the co-technical and modelling bank (the “Co-Technical and Modelling Bank”);

(16)                          STANDARD CHARTERED BANK as onshore account bank on the terms and conditions set out in the Onshore Project Accounts Agreement (the “Onshore Account Bank”);

(17)                          STANDARD CHARTERED BANK as offshore account bank on the terms and conditions set out in the Offshore Project Accounts Agreement (the “Offshore Account Bank”);

(18)                          STANDARD CHARTERED BANK as agent of the Senior Finance Parties (other than IFC) under this Agreement and under the Senior Bank Facility Agreement (the “Senior Facility Agent”);

(19)                          BNP PARIBAS SA as agent of the Junior Finance Parties (other than IFC) under this Agreement and under the Junior Bank Facility Agreement (the “Junior Facility Agent”); and

(20)                          BNP PARIBAS SA in its capacity as Security Trustee for the Secured Parties on the terms and conditions set out in the Intercreditor Agreement (the “Security Trustee” which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purpose of and in accordance with the Intercreditor Agreement).

INTRODUCTION

The parties have agreed to enter into this Agreement in order to set out the definitions and rules of interpretation to be used in the Finance Documents (as defined in this Agreement).

IT IS AGREED as follows:

1.                                      DEFINITIONS

Each of the defined terms and interpretative provisions set out below and in the above list of parties to this Agreement shall apply to this Agreement and each Finance Document, unless an express contrary intention appears in that Finance Document.

“1992 ISDA Master Agreement” means the 1992 Master Agreement (Multicurrency – Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Aban Abraham Drilling Contracts” means:

(a)                                 the drilling contract for the use of the drill ship “Aban Abraham”; and

(b)                                 the drilling services sharing agreement;

each dated 3 February 2006 and entered into between Pioneer Natural Resources USA, Inc., Longhom Offshore Drilling Ltd. and Aban Singapore Pte. Ltd (as amended, varied, novated or supplemented from time to time).

“Absa Bank Limited’’ means Absa Bank Limited acting as Lender through its London Branch and acting as Senior Mandated Lead Arranger, through its division, Absa Capital (as the context may apply).

“Accepted” means in relation to the relevant First Oil Project Infrastructure that:

(a)                                 OpCo has issued Completion Certificates in respect of such relevant Facilities under the Material Contracts;

(b)                                 the relevant Performance Test Runs have been passed and the relevant Test Certificate has been issued;

(c)                                  a Deemed Test Certificate has been issued; or

(d)                                 OpCo has accepted Performance LDs (if applicable) under the Material Contract(s).

“Accession and Amendment Deed” means the deed of accession and amendment dated 29 October 2009 executed by KEO, KEH, KEI, KED, KEG and KEF and evidencing the accession of KEO to the Deed of Acknowledgment and Release and its amendment.

“Accession and Amendment Letter” means a letter entered into between, among others, the Senior Facility Agent, the Junior Facility Agent and each of the Obligors pursuant to which certain provisions of the CTA and the Definitions Agreement were amended in accordance with their terms for the purposes of creating an alternative structure for the grant of certain Security Interests in relation to the Project.

“Accession Letter” means a document substantially in the form set out in Schedule 9 (Form of Accession Letter) of the CTA.

“Account Bank” means, as the context so requires, either the Onshore Account Bank, the Offshore Account Bank, or both of them.

“Accounting Reference Date” means 31 December.

“Acknowledgement Certificate” has the meaning given to such term in paragraph 1.3 of Schedule 15 of the CTA.

“Action Plan” shall have the meaning given to that term in the Senior IFC Facility Agreement and the Junior IFC Facility Agreement.

“Additional Borrower” means a company which accedes to the terms of this Agreement as an Additional Borrower in accordance with clause 31 (Changes to the Obligors) of the CTA.

“Additional Commitment” means, in respect of an Additional S1 Lender, the amount stated as its Additional Commitment in any S1 Lender Accession Notice in respect of that Additional S1 Commitment, to the extent not cancelled, reduced or transferred by it.

“Additional Cost Rate” has the meaning given to that term in Schedule 7 (Mandatory Cost Formulae) of the CTA.

“Additional Debt” means, in relation to any debt, any money, debt or liability due, owing or incurred under or in connection with:

(A)                               any refinancing, deferral, novation or extension of that debt;

(B)                               any further advance which may be made under any document agreement or instrument supplemental to any relevant Finance Document together with any related interest, fees and costs;

(C)                               any claim for damages or restitution in the event of rescission of that debt or otherwise in connection with any relevant Finance Document;

(D)                               any claim against Kosmos flowing from any recovery by Kosmos or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that debt on the grounds of preference or otherwise; and

(E)                                any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Additional Guarantor” means a company which accedes to the terms of this Agreement as an Additional Guarantor in accordance with clause 31 (Changes to the Obligors) of the CTA.

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Additional Oil Entitlement” shall have the meaning given to that term in the relevant Petroleum Agreement.

“Additional S1 Commitment” has the meaning given to that term in Clause 3.3 (Additional S1 Commitment) of the CTA.

“Additional S1 Commitment Date” has the meaning given to that term in Clause 3.3 (Additional S1 Commitment) of the CTA.

“Additional S1 Lender” has the meaning given to that term in Clause 3.3 (Additional S1 Commitment) of the CTA.

“Additional S2 Commitment” has the meaning given to that term in paragraph (I) of Clause 3.3 (Additional S1 Commitment and Additional S2 Commitment) of the CTA.

“Additional S2 Commitment Date” has the meaning given to that term in paragraph (J) of Clause 3.3 (Additional S1 Commitment and Additional S2 Commitment) of the CTA.

“Additional S2 Lender” means any person making available an Additional S2 Commitment to the Borrower.

“Adjusted Amount” means the amount calculated as the difference between (i) the Excess Equity Figure and (ii) the aggregate total of Sponsor Equity spent on Project Costs in excess of USD375 million since 31 March 2009 until the Excess Equity Redetermination Date, as such amount is calculated by the Technical and Modelling Bank and the Technical Consultant (each acting reasonably and in good faith following consultation with the Borrower and having regard to the Project Model and any evidence of payment of such amounts).

“Adjusted Excess Equity Figure” means the Excess Equity Figure minus the Adjusted Amount, if that amount is a positive number, or plus the Adjusted Amount if that amount is a negative number.

“AFC” means Africa Finance Corporation, an international finance corporation established by an agreement amongst sovereign states with its headquarters at 3A Osborne Road, Ikoyi, Lagos, Nigeria.

“AFC Inconvertibility Payment” means any payment received by, or for the account of, AFC from, or on account of the obligations of, any Obligor in a Convertible Currency during an Inconvertibility Event as a consequence of any AFC Preferential Treatment.

“AFC Preferential Treatment” means AFC being afforded preferential treatment by a Relevant Authority by foreign exchange being made available to AFC for the purpose of paying obligations owed to it.

“Affected Administrative Party” has the meaning given to that term in clause 32.12 (Replacement of Administrative Parties) of the CTA.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means each of the Facility Agents, the Security Trustee and for the purposes of clause 34 (Payment Mechanics) and clause 41.2(B) (Exceptions) of the CTA, the Technical and Modelling Bank and “Agents” shall be construed accordingly.

“Agreed Form” means in a form agreed between the Borrower (and/or KEG) and the Facility Agent.

“Agreed Insurances” means the insurances to be implemented and maintained by the Obligors in accordance with the Schedule of Insurances, but excluding any insurances to the extent that the cover to be maintained is not available on reasonable commercial terms or no longer reflects insurance which would be implemented and maintained in accordance with good oil industry practice or ceases to be generally available in the market.

“Amendment Date” means the date on which the Accession and Amendment Letter was signed and delivered by each of the parties thereto.

“Amortisation Schedule” means the amortisation schedule set out in Schedule 6 (Amortisation Schedule) of the CTA, as amended, supplemented or replaced from time to time.

“Approved Accounting Principles” means US generally accepted accounting principles to the extent applicable to the relevant financial statements.

“Approved Auditor” means any one of Deloitte LLP, Ernst & Young, Pricewaterhouse Coopers LLP or such other internationally recognised auditor as the Majority Lenders may approve from time to time (acting reasonably).

“Assignment of Reinsurance Rights” means the deed of reinsurance assignment, to be entered into in accordance with the terms of the CTA, between, the insurers, the Security Trustee and KEG.

“Assignments” means the Offshore Security Assignment, the Onshore Security Assignment and the Assignment of Reinsurance Rights (to the extent that these have been executed by all parties other than Security Trustee).

“Atwood Hunter Drilling Contracts” means:

(A)                               the drilling contract “Atwood Hunter” dated 23 June 2008; and

(B)                               the rig sharing agreement dated 24 June 2008,

each entered into between KEG, Noble Energy Limited and Alpha Offshore Drilling Services Company (as amended, varied, novated or supplemented from time to time).

“Authority” means any governmental, provincial or local government, department, authority, court, tribunal or other judicial or regulatory body, instrumentality or agency in any of the countries where the Borrower operates its assets.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Investment” means, at any time (subject to such being available), any of the following:

(A)                               a US Dollar denominated institutional money market fund with at least USD 1 billion of funds and an average rate of maturity not exceeding one year;

(B)                               a US Dollar denominated freely negotiable and marketable bond, treasury bill or debt security of a remaining maturity not exceeding one year issued by the United States of America or any agency or instrumentality thereof, or by any other sovereign government with a long-term credit rating of at least A2 by Moody’s or A by Standard & Poor’s at such time;

(C)                               a US Dollar denominated time deposit (of an original maturity not exceeding six months) made in London or New York or any other place agreed between the Borrower and the Senior Facility Agent (or, after the Senior Discharge Date, the Junior Facility Agent) with a bank authorised to carry on business there whose long-term debt securities are, at such time, rated at least A2 by Moody’s or A by Standard & Poor’s;

(D)                               a US Dollar denominated instrument with a maturity of less than one year which has a short-term rating at such time of at least P1 by Moody’s or A1 by Standard & Poor’s or instruments with a maturity of less than one year issued by, or guaranteed by, entities whose short-term securities are rated at such time at least P1 by Moody’s or A1 by Standard & Poor’s; or

(E)                                any other investment agreed between the Senior Facility Agent (or, after the Senior Discharge Date, the Junior Facility Agent) and the Borrower.

“Authorised Signatory” means, in relation to a company or other legal person:

(A)                               one or more directors who are duly authorised whether singly or jointly, to act to bind that company or other legal person; or

(B)                               a person or persons duly authorised by that company or other legal person to act to bind that company or other legal person.

“Availability Period” means, in respect of the Senior Facilities, the Senior Availability Period, and in respect of the Junior Facilities, the Junior Availability Period.

“Available Commitment” means, at any time, in respect of a Facility or, as the case may be, Tranche S1, (and/or a Lender) the Commitments under that Facility including, as the case may be, Tranche S1 or, as the case may be, the Commitment under that Facility or Tranche S1 of that Lender which may be utilised (and has not been utilised).

“Available Funding” means, for the period commencing on the relevant Calculation Date and ending on the Assumed Completion Date (as defined in the definition of “Total Costs” below), the sum of (without double counting):

(A)                               the Total Available Commitments under all the Facilities;

(B)                               the balance of the Onshore Working Capital Accounts, any KEG GPS Account, the Offshore Proceeds Accounts, the Reserve Equity Account, (to the extent it is able to be used in accordance with clause 10.4 (Insurance Receipts)), the Insurance Proceeds Account, or any additional equity commitment (committed on terms acceptable to the Majority Lenders (acting reasonably)); and

(C)                               the amount of any committed Permitted Financial Indebtedness.

“Bank Acceleration Trigger Event” means:

(A)                               a Payment Event of Default under the Senior Bank Facility or the Junior Bank Facility; or

(B)                               a General Covenant Event of Default

“Blocks” means the WCTP Block and the DWT Block.

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 31 (Changes to the Obligors).

“Borrowing Base Amount” means the amount determined on a Forecast Date in accordance with clause 19 (Forecasts and Calculations) of the CTA.

“Borrowing Base Assets” means Kosmos’s interest in, and all rights in respect of, the Project including its Entitlement to all Unit Substances produced by the Project.

“Break Costs” means the amount (if any) by which:

(A)                              the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, ha the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(B)                                the amount which that Lender would be able to obtain by placing an amount equal to the total sum received by it on deposit with a leading bank in the London interbank market for a period starting on the date of receipt or recovery and ending on the last day of the current Interest Period.

The calculation of interest for the purposes of paragraph (A) shall exclude an amount equal to the Margin for the period referred to in that paragraph where Kosmos prepays a Loan in any of the following circumstances:

(1)                                  under clause 10.1 (General) of the CTA or if clause 10.10 (Right of repayment and cancellation in relation to a single Lender) of the CTA applies; or

(2)                                  a Market Disruption Event has occurred in relation to that Loan and no substitute basis for determining the rate of interest has been agreed.

“Brent Forward Curve” means a Brent Crude Oil five-year forward curve as quoted Ft, T by Intercontinental Exchange.

“Bridge Repayment Date” means the date falling 364 days after the date of this Agreement.

“Business Day” means a day (other than a Saturday or Sunday) when banks are open for business in London and New York.

“Calculation Date” means any Forecast Date, and prior to Project Completion, any drawdown date and, if the Funding Sufficiency Ratio has not been calculated within the previous three months, on the date of the expiration of any such three month period.

“Capital Spares” means the spare parts and equipment, as provided for as a separate line item in the relevant Development Work Program and Budget which are intended to be used to maintain or replace existing equipment.

“Cash Call Period” has the meaning given to that term in clause 24.6 (Project Information) subparagraph (C)(iii) of the CTA.

“Cash Waterfall” means the order of priority for application of amounts withdrawn from the Offshore Proceeds Accounts as set out in clause 21.2 (Withdrawals – No Default Outstanding) of the CTA.

“Cash Sweep” means prepayment of the Facilities in accordance with clause 10.6 (Cash Sweep) of the CTA.

“Change of Control” has the meaning given to that term in clause 10.5 (Change of Control) of the CTA.

“Charge over Shares in the Original Borrower” means the charge over shares in the Original Borrower dated on or about the date of this Agreement between KED and the Security Trustee.

“Charge over Shares in KEG” means the charge over shares in KEG dated on or about the date of this Agreement between KED and the Security Trustee.

“Charge over Shares in KED” means the limited recourse charge over shares in KED dated on or about the date of this Agreement between KEI and the Security Trustee.

“Charge over Shares in KEO” means the charge over shares in KEO dated 29 October 2009 between KEH as chargor, KEO and the Security Trustee.

“Commitment” means a Senior Commitment or a Junior Commitment.

“Companies Registry” or “Register” means a division of the Registrar General’s department of the Ministry of Justice of Ghana mandated under section 112 of the Companies Act, 1963 (Act 179) to maintain a register of charges.

“Completion Certificate” has the meaning given to such term under each of the relevant Material Contracts.

“Compliance Certificate” means a certificate, substantially in the form set out in Schedule 11 (Form of Compliance Certificate) of the CTA.

“Conditions Precedent” means the conditions precedent to initial utilisation of the Facilities as set out in Part I of Schedule 3 (Conditions Precedent) of the CTA.

“Conditions Subsequent” means the conditions precedent to initial utilisation of the Facilities (oth er than Tranche S1) as set out in Part II of Schedule 3 (Conditions Precedent) of the CTA.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form of Schedule 13 (Form of Confidentiality Undertaking) of the CTA or in any other form agreed between Kosmos and the Senior Mandated Lead Arrangers and/or the Junior Mandated Lead Arrangers, as the case may be.

“Consultants” means the Technical Consultant, Environmental Consultant the Reserves Consultant and the Insurance Consultant.

“Contractor” means, the contractor under the WCTP PA and the DWT PA respectively from time to time.

“Convertible Currency” means any freely convertible and transferable currency.

“Crude Oil” shall have the meaning given to that term in the UUOA.

“CTA” means the common terms agreement dated 13 July 2009 (as may be amended from time to time) entered into between, inter alios, the Original Borrower, KEG, KED and the financial institutions named therein.

“CTA Amendment Fee Letter” means the fee letter entered into between the Facility Agents, the IFC and Kosmos and dated on or about the date of the Fourth Amendment Letter relating to the fees payable by Kosmos to the Facility Agents and IFC in consideration for the amendments and waivers under the Fourth Amendment Letter.

“Debt Service Coverage Ratio” or “DSCR” means, as at any Forecast Date falling on or after 15 December 2009, the ratio of (1) Net Cash Flow for the period from, prior to Project Completion, the date falling three months prior to Project Completion, and after Project Completion, from that Forecast Date to the immediately following Forecast Date (calculated on the basis of the Forecast Assumptions) to (2) the aggregate of Financing Costs in respect of the Senior Facilities for such period.

“Debt Service Reserve Account” or “DSRA” means each of the Senior DSRA and the Junior DSRA.

“Deed of Acknowledgement and Release” means a deed of acknowledgement and release dated 13 July 2009 (as amended by the Accession and Amendment Deed and as may be amended from time to time) between the Sponsor, KEI, KED, KEF, KEG and KEO.

“Deed of Subordination” means each deed of subordination in respect of Financial Indebtedness of either (i) the Obligors owed to KEI, (ii) KEI owed to KEO, or (iii) KEO owed to KEH, in each case substantially in the form of Schedule 15 (Form of Deed of Subordination).

“Default” means an Event of Default or any event which, with the giving of notice, lapse of time, or fulfilment of any condition, would constitute an Event of Default.

“Deficiency Funded Period” has the meaning given to that term in clause 29.2 (Breach of financial covenant) of the CTA.

“Deficiency Funding Criteria” means, in relation to a Deficiency Funded Period, that Project Costs shall be funded, during the Deficiency Funded Period only, from the following sources and in the following order:

(A)                              first, the balance on the J1 Reserve Account;

(B)                                secondly, on a US Dollar for US Dollar basis, by drawings of Tranche J2 and releases from the Reserve Equity Account;

(C)                                thirdly, releases from the Offshore Proceeds Accounts, provided that the balance on such account is not reduced below the required minimum balance under clause 20.1(E) (Project Accounts) at that time; and

(D)                               fourthly, by drawings of Tranche J2,

but on the basis that Tranche J2 shall not be drawn after the end of the Deficiency Funded Period.

“Derivative Instrument” means any financial derivative agreement including any forward rate agreement, option, swap, cap, floor and any combination of the foregoing.

“Design Capacity” means the capacity specified in the Plan of Development and associated bases of design for the FPSO.

“Development Work Program and Budget” shall have the meaning given to that term in the UUOA.

“Disruption Event” means either or both of.

(A)                              a material disruption to those payment or communications systems or to those financial markets which.are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(B)                                the occurrence of any other event which results in a disruption (including, without limitation, disruption of a technical or systems-related nature) to the treasury or payments operations of a Party preventing or severely inhibiting that or any other Party:

(i)            from performing its payment obligations under the Finance Documents; or

(ii)           from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distributions Reserve Account” means each account which is established and maintained by an Obligor pursuant to clause 20.6 (Distributions Reserve Account) of the CTA, with any bank and in any jurisdiction (and to the extent such account is held by Standard Chartered Bank, it is not held in its capacity as Account Bank).

“Dividend Release Test” means the conditions to be satisfied under clause 28.24 (Distributions) of the CTA for the payment of a Shareholder Distribution.

“DWT Block” means the Deep Water Tano area offshore Ghana, being the area described in Annex 1 of the DWT PA, but excluding any portions of such area in respect of which Contractor’s rights thereunder are from time to time relinquished or surrendered pursuant to the DWT PA.

“DWT JOA” means the joint operating agreement dated 15 August 2006 between Tullow Ghana Limited, Sabre Oil and Gas Limited and KEG in respect of the Deepwater Tano Contract Area (and all amendments and supplements thereto).

“DWT PA” means the petroleum agreement dated 10 March 2006 between the Government, represented by the Minister, the GNPC, Tullow Ghana Limited, Sabre Oil and Gas Limited and KEG in respect of the Deepwater Tano Contract Area (and all amendments and supplements thereto).

“Economic Assumptions” means the economic assumptions agreed or determined in accordance with clause 19.1 {Forecast Procedures) of the CTA.

“EHS Guidelines” shall have the meaning given to that term in the Senior IFC Facility Agreement and the Junior IFC Facility Agreement.

“Enforcement Action” shall have the meaning given to that term in the Intercreditor Agreement.

“Entitlement” shall have the meaning given to that term in the UUOA.

“Environmental Consultant” means Shaw Consultants International, Inc., (or any other reputable environmental consultant agreed to by the Technical and Modelling Bank (acting reasonably)) as may be appointed from time to time in accordance with a scope of work and budget for fees and expenses agreed between the Borrower, the Facility Agents and the Technical and Modelling Bank.

“EO” means the EO Group Limited, a Cayman Islands company whose registered office is at PMB CT 123, Cantonments, 112A Adole Crescent Way, Airport, Accra, Ghana.

“ESER” shall have the meaning given to that term in the Senior IFC Facility Agreement and the Junior IFC Facility Agreement.

“Event of Default” means any event or circumstance specified as such in clause 29 (Events of Default) of the CTA.

“Excess Equity” means:

(A)                              on and from Financial Close until the Satisfaction Date, an amount equal to Sponsor Equity less (i) USD 375 million and (ii) any amount of Sponsor Equity spent otherwise than in payment of Project Costs since 31 March 2009;

(B)                                on and from the Satisfaction Date until the Excess Equity Redetermination Date, the Excess Equity Figure;

(C)                                on and from the Excess Equity Redetermination Date, the Adjusted Excess Equity Figure.

“Excess Equity Costs” means costs of the Group (including any subsidiaries of KEO) that are not Project Costs or non-Jubilee Related Costs, provided that such costs shall not, individually or in aggregate, exceed the Excess Equity.

“Excess Equity Figure” means USD 367,800,000.

“Excess Equity Redetermination Date” means the date falling ninety (90) days after the Satisfaction Date.

“Facility” means each of the facilities made available under each of the Facility Agreements as described in clause 3 (The Facilities) of the CTA.

“Facility Agents” means the Senior Facility Agent and the Junior Facility Agent.

“Facility Agreements” means the Senior Facility Agreements and the Junior Facility Agreements.

“Facility Increase Request Notice” means a notice, substantially in the form of Schedule 4 (Form of Facility Increase Request Notice) of the CTA, delivered by Kosmos to the Senior Facility Agent pursuant to clause 3.3 (Increase in Total Senior Facilities Amount) of the CTA.

“Facility Office” means the office or offices notified by a Lender to the Senior Facility Agent (or, as the case may be, the Junior Facility Agent) in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice where notice is required under clause 32.14 (Facility Agents relationship with the Lenders) of the CTA) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement or the CTA Amendment Fee Letter between any Finance Party and Kosmos setting out any of the fees referred to in clause 14 (Fees) of the CTA and or any other fees payable by Kosmos to a Finance Party, including fees under the CTA or the Facility Agreements.

“Field Depletion Date” means the projected date on which it is determined (in accordance with the Forecast Assumptions) that Project Costs will exceed Net Revenues on each remaining Forecast Date following that projected date.

“Field Life Cover Ratio” or “FLCR” means, as at any Forecast Date falling on or after 15 December 2009, the ratio of (i) the net present value of Net Cash Flow (calculated on the basis of the Forecast Assumptions) from, prior to Project Completion, the date falling three months prior to Project Completion, and after Project Completion, from that Forecast Date until the Field Depletion Date plus the net present value of Relevant Capital Expenditure to (ii) the aggregate of all Loans outstanding under the Senior Facilities on that Forecast Date.

“Final Completion Date” means 31 December 2011.

“Final Information Memorandum” means the information memorandum in the Agreed Form provided by Kosmos to the Mandated Lead Arrangers and the Original Lenders.

“Final Maturity Date” means:

(A)                              in respect of Tranche S1, the earlier to occur of (i) the Satisfaction Date and (ii) the Bridge Repayment Date;

(B)                                if the Satisfaction Date occurs on or before the Bridge Repayment Date, in respect of each of the Senior Facilities, the earlier to occur of (i) seven years from the date of Financial Close, (ii) the Reserve Tail Date and (iii) 15 December 2015; and

(C)                                in respect of each of the Junior Facilities, the earlier to occur of (i) seven and a half years from the date of Financial Close (ii) six months after the Reserve Tail Date and (iii) 15 June 2016.

“Final Repayment Date” means, in respect of the Senior Facilities, the final repayment date for that Facility including, as the case may be, Tranche S1 determined in accordance with clause 9 (Repayment) and/or the Amortisation Schedule, and references to the Final Repayment Date shall be construed as a reference to any Revised Final Repayment Date which may be determined in accordance with clause 9.4 (Amendment to Amortisation Schedule) of the CTA.

“Final Reports” means the reports prepared by the Insurance Consultant, the Reserves Consultant and the Technical Consultant and the Environmental Consultant in relation to the Project.

“Finance Document” means this Agreement, the CTA, the Facility Agreements, the Intercompany Loan Agreement between the Original Borrower and KEG, each Security Document, each Hedging Agreement, the Intercreditor Agreement, any Deed of Subordination, Deed of Acknowledgement and Release, each Utilisation Request, any Accession Letter, any Resignation Letter and each Fee Letter and any other document designated as such by Kosmos and the Facility Agents.

“Finance Party” means each Senior Finance Party and each Junior Finance Party, and “Finance Parties” shall be construed accordingly.

“Financial Close” means the date on which each of the Facility Agents and IFC notify Kosmos and the Lenders that it has received all of the Conditions Precedent (other than the Conditions Subsequent) in form and substance satisfactory to it and/or waived receipt of those Conditions Precedent in accordance with clause 2.1 (Conditions Precedent to first Utilisation).

“Financial Completion Date” means the date on which each DSRA is first fully funded to the Required Balance on or after Project Completion and the Assignments are executed, stamped, registered and in full force and effect.

“Financial Covenants” means the financial covenants listed under clause 27 (Financial Covenants) of this Agreement.

“Financial Indebtedness” means any indebtedness for or in respect of:

(A)                              moneys borrowed;

(B)                                any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(C)                                any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(D)                               the amount of any liability in respect of any lease or hire purchase contract which would be treated in the accounts of the relevant entity as a finance or capital lease;

(E)                                 receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(F)                                 any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the market to market value shall be taken into account);

(G)                                any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as a borrowing in the accounts of the relevant entity;

(H)                               any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group and which underlying liability would fall within one of the other paragraphs of this definition if it were a liability of a member of the Group; and

(I)                                    the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (H) above (but only to the extent that the Financial Indebtedness supported thereby is or is at any time in the future capable of being outstanding).

“Financing Costs” means all amounts of interest, fees, commitment fees, or other costs and scheduled principal instalments payable by the Obligors under the Finance

Documents (but excluding (i) for the avoidance of doubt, any mandatory prepayments or prepayments under the Facilities required as a result of the Cash Sweep and (ii) any payments due under an Intercompany Loan Agreement pursuant to which the Borrower makes advances to KEG from the proceeds of a drawdown under the Facility).

“First Oil Date” means the date, following successful completion of any applicable commissioning and testing periods, on which Hydrocarbons (as such term is defined in the UUOA) are first introduced into the topside process equipment on the FPSO.

“First Oil Project Infrastructure” means the Project Infrastructure with the exception of those wells scheduled to be completed after the date of Project Completion.

“First Repayment Date” means the first repayment date under each of the Senior Facilities set out under clauses 9.1 (Repayment of Tranche S1) and 9.2 (Repayment under the Senior Facilities) of the CTA and the first repayment date under each of the Junior Facilities set out under clause 9.3 (Repayment under the Junior Facilities) of the CTA, as appropriate.

“First Repayment Period” means the period commencing on the date of first Utilisation of the Facility and ending on the First Repayment Date.

“Fixed Price Deck” means USD45 per barrel.

“Forecast” means each Forecast prepared in accordance with clause 19 (Forecasts and Calculations) of the CTA.

“Forecast Assumptions” means the assumptions used in the production of a Forecast.

“Forecast Date” means:

(A)                              the Satisfaction Date;

(B)                                the date on which Project Completion occurs;

(C)                                15 June and 15 December in each year commencing on and from 15 December 2009 or, if later, the Satisfaction Date;

(D)                               any other date after the Satisfaction Date which falls not more than 90 days after the date on which the Reserves Consultant has, at the request of Kosmos, produced a new or updated reserves report; and

(E)                                 any date after the Satisfaction Date on which the Majority Senior Lenders determine that an event (or series of events) or circumstance (including a fluctuation in Crude Oil prices) or any effect or consequence thereof, has occurred that could reasonably be expected to have a Material Adverse Effect provided always that:

(i)            prior to making any such determination, the Majority Lenders shall consult with Kosmos in good faith for a period of not less than 5 Business Days; and

(i)            the Majority Senior Lenders shall be entitled to make any such determination, unless a Default is continuing (other than a Default in respect of a Material Adverse Effect):

(a)          once only between any two Forecast Dates; and

(b)         not prior to 15 December 2009.

“Forecast Period” means, in the case of the first Forecast Period, the period commencing on the date of Financial Close and ending at close of business on the first Forecast Date and, in the case of any subsequent Forecast Period, the period commencing on the expiry of the immediately preceding Forecast Period and ending at close of business on the next Forecast Date.

“Forecasting Procedures” means the procedures set out under clause 19 (Forecasts and Calculations) of the CTA for preparing a Forecast.

“Fourth Amendment Letter” means the letter of amendment entered into between, among others, the Facility Agents and the Obligors prior to the Satisfaction Date that amends certain provisions of the CTA, the Definitions Agreement and the Senior Bank Facility Agreement.

“FPSO” means a floating production, storage and offloading vessel.

“FPSO Agreement” means an agreement to be entered into by OpCo in relation to the Project for the construction, installation, lease, operations and maintenance of a FPSO.

“FPSO Construction Financing” means any financing arrangements in relation to the construction of the FPSO to which an Obligor or member of the Group is a party and which gives rise to an FPSO Funding Deficiency.

“FPSO Event” means any event that constitutes either an FPSO Purchase Event or an FPSO Construction Financing.

“FPSO Funding Deficiency” means, following an FPSO Event only, an event arising under Clause 28.29 or Clause 28.22 in which (i) a Funding Shortfall arises and (ii) the Funding Sufficiency Ratio is less than 1:1.

“FPSO Funding Plan” means a detailed funding plan prepared by Kosmos as approved by the Technical and Modelling Bank (in consultation with the Borrower and acting reasonably) which (i) is in form and substance satisfactory to the Majority Lenders (such approval not to be unreasonably withheld if the plan has been approved by the Technical and Modelling Bank) and (ii) demonstrates that the Borrower has at its disposal the necessary funds to maintain the Funding Sufficiency Ratio at a minimum of 1:1 and to cover any Funding Shortfall resulting from the FPSO Event.

“FPSO Purchase Event” means, if it occurs, the date on which either: (i) the Unit Operator (in accordance with a vote of the Unit Operating Committee (as defined in the UUOA)), or (ii) one or more of the Jubilee Partners (including Kosmos), agrees to acquire, whether directly or indirectly, all or part of the equity in the FPSO for the purposes of the Project.

“FPSO Related Excess Cash” means any monies that accrue to the benefit of an Obligor in any given month that are attributable to:

(A)          reduced Project Costs as a result of KEG not being required to make payments in respect of arrangements for leasing the FPSO; and

(B)           sums payable to any Obligor under any Participation Agreement and/or any other financing arrangement entered into by an Obligor in respect of the FPSO.

“FSR Breach Date” has the meaning given to that term in clause 29.2 (Breach of financial covenant) of the CTA.

“Funding Shortfall” means a situation where Kosmos has insufficient funding (including the Total Facility Amount but taking account of forecast Financing Costs) available to it to pay Project Costs so that Project Completion is achieved on or before the Final Completion Date.

“Funding Sufficiency Ratio” means, as at any Calculation Date, the ratio of Available Funding to Total Costs.

“General Covenant Event of Default” means an Event of Default under clause 29.3 (Breach of other obligations) of the CTA in relation to any obligation under this Agreement.

“Ghanaian Cedi” means the lawful currency of Ghana.

“Ghana” means the Republic of Ghana, West Africa.

“Ghana Working Capital Cedi Account” means a Ghanaian Cedi account designated “Kosmos - Onshore Working Capital Account” established by Kosmos with the Onshore Account Bank in Ghana pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“Ghana Working Capital USD Account” means a USD account designated “Kosmos - Onshore Working Capital Account” established by Kosmos with the Onshore Account Bank in Ghana pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“GNPC” means the Ghana National Petroleum Corporation, a public corporation established by Provisional National Defence Council Law 64 of 1983.

“Government” means the government of Ghana.

“Gross Revenues” means, for the relevant period of determination and without double counting, the USD equivalent of each of the following amounts to the extent received (or projected to be received or which are credits to a Unit Account) by or on behalf of an Obligor (including the USD equivalent of any payment in kind) during that period from or in respect of the Borrowing Base Assets (other than any amount received or held on behalf of an Interested Third Party which is not related to any carried interest in a Borrowing Base Asset whether in cash or in kind):

(A)          amounts received or to be received from the sale of Unit Substances or otherwise received or to be received pursuant to any Project Agreement;

(B)           amounts representing interest on the  Project Accounts and interest or distributions or income of any kind in respect of Authorised Investments;

(C)           all refunds of tax of any kind;

(D)          all Insurance Proceeds;

(E)           all damages or other payments for termination or non-performance or failure to perform or variation under any contract;

(F)           all net amounts received under any Derivative Instrument or other Hedging Agreement;

(G)           all amounts received in respect of any Permitted Disposal; and

(H)          all other amounts which fall to be credited to the profit and loss account of an Obligor for the financial year in which the relevant period falls.

“Group” means KED and its Subsidiaries, KEI and KEO.

“Guarantor” means the Original Guarantor or an Additional Guarantor.

“Hedging Agreement” means each Derivative Instrument entered into with a Hedging Counterparty pursuant to and in accordance with the Hedging Policy.

“Hedging Coordinator Bank” means BNP Paribas S.A.

“Hedging Counterparty” means a counterparty being a Lender and having, at the date of entry into any relevant Derivative Instrument, a long term debt rating of at least A- by Standard and Poor’s or A3 by Moody’s, for the purpose of managing or hedging interest rate risk and Crude Oil price fluctuations, in each case, in accordance with the Hedging Policy.

“Hedging Policy” means the policy in the Agreed Form (and initialled by the Borrower and/or KEG and the Facility Agents) for the hedging of Kosmos’s exposure to Crude Oil price fluctuations and interest rates delivered as a Condition Precedent under paragraph 8 of Part 1 of Schedule 3 (Conditions Precedent) of the CTA.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFC Acceleration Trigger Event” means:

(A)          a Payment Event of Default under the Senior IFC Facility or the Junior IFC Facility;

(B)           an IFC Covenant Event of Default; or

(C)           a General Covenant Event of Default.

“IFC Covenant Event of Default” means an Event of Default under clause 29.3 (Breach of other obligations) of the CTA in relation to clause 13 of the Senior IFC Facility or clause 12 (Covenants) of the Junior IFC Facility.

“IFC Inconvertibility Payment” means any payment received by, or for the account of, IFC from, or on account of the obligations of, any Obligor in a Convertible Currency during an Inconvertibility Event as a consequence of any IFC Preferential Treatment.

“IFC Preferential Treatment” means IFC being afforded preferential treatment by a Relevant Authority by foreign exchange being made available to IFC for the purpose of paying obligations owed to it.

“Illegality Lender” has the meaning given to that term in clause 10.2 (Illegality) of the CTA.

“Inconvertibility Event” means circumstances in which a Relevant Authority is not generally permitting the conversion of local currency into Convertible Currencies or the remittance of Convertible Currencies in order to pay obligations denominated in Convertible Currencies.

“Increased Costs” has the meaning given to that term in paragraph (B) of clause 16.1 (Increased costs) of the CTA.

“Insolvency Event” means, in relation to any Obligor or KEI, any circumstances described in clause 29.6 (Insolvency) of the CTA.

“Insolvency Proceedings” means, in relation to any Obligor, any circumstances described in clause 29.7 (Insolvency proceedings) of the CTA.

“Insurance” or “Insurances” means any or all of the contracts of insurance which Kosmos is required from time to time to purchase or procure and maintain pursuant to the Schedule of Insurances.

“Insurance Consultant” means the appointed insurance consultant, currently Moore-McNeil, LLC, appointed in accordance with a scope of work and budget for expenses agreed between the Borrower, the Facility Agents and the Technical and Modelling Bank.

“Insurance Consultant Appointment Letter” means the letter between Kosmos, the Facility Agents and the Insurance Consultant setting out the terms of appointment of the Insurance Consultant, in the Agreed Form.

“Insurance Proceeds” means all moneys which may at any time be or become payable to or received by an Obligor (other than proceeds in respect of third party liability insurances) under or pursuant to the Agreed Insurances and any reinsurance contract in which the relevant Obligor has an interest

“Insurance Proceeds Account” means an account designated “Kosmos - Insurance Proceeds Account” established by Kosmos with the Offshore Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“Intercompany Borrower” means a borrower under an Intercompany Loan Agreement.

“Intercompany Loan Agreement” means each loan agreement in Agreed Form pursuant to which either (i) the Borrower makes advances to KEG from the proceeds of a drawdown under the Facility or a capital contribution from KED, (ii) KEO makes advances to KEI, (iii) KEH makes advances to KEO, (iv) members of the Group make advances to one another.

“Intercreditor Agreement” means the intercreditor agreement, entered into on or about the date of this Agreement, between, amongst others, the Facility Agents, the Senior Lenders, the Hedging Counterparties, the Junior Lenders, the Original Borrower and the Security Trustee.

“Interest Period” means, in relation to a Loan, each period determined in accordance with clause 12 (Interest Periods) of the CTA and, in relation to an Unpaid Sum, each period determined in accordance with clause 11.4 (Default interest) of the CTA.

“Interested Third Party” has the meaning given to the term in clause 20.2(A)(iii) (Other bank accounts) of the CTA.

“IPO” means in relation to a company, a transaction in which shares in that company are sold or issued to investors and in connection with such sale or issue are admitted to trading on a regulated market or other stock exchange.

“IPT” shall have the meaning given to that term in the UUOA.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Joint Operating Agreements” means the DWT JOA and the WCTP JOA.

“Jubilee Field” means the hydrocarbon accumulation so named that is located approximately 63km offshore Ghana and which extends across the Blocks.

“Jubilee Partners” means any party to the UUOA that holds a Unit Interest (as defined in the UUOA).

“Junior Availability Period” means the availability period in respect of the Junior Facilities as specified in clause 6.1(B) (Availability Periods) of the CTA.

“Junior Bank Facility” means the secured junior loan facility made available by the Junior Lenders (apart from IFC) under the Junior Bank Facility Agreement..

“Junior Bank Facility Agreement” means the junior bank facility agreement made on or about the date of this Agreement by the Original Borrower, KED, KEG the Junior Facility Agent, the Junior Mandated Lead Arrangers and the Junior Lenders (apart from IFC).

“Junior Commitment” means:

(A)          in relation to an Original Lender, or as the case may be, IFC, the amount set opposite its name under the heading “Junior Commitment” in Schedule 2 (The Original Lenders) of the CTA and the amount of any other Junior Commitment transferred to it; and

(B)           in relation to any other Lender, the amount of any Junior Commitment transferred to it,

to the extent not cancelled, reduced or transferred by it.

“Junior Discharge Date” means the first date on which all liabilities (whether actual or contingent) owed to the Junior Finance Parties has finally been discharged and such Junior Finance Parties are under no further obligation to provide financial accommodation under the Finance Documents.

“Junior DSRA” means an account designated “Kosmos - Junior DSRA” established by Kosmos in respect of the Junior Facilities with the Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“Junior Facilities” means the Junior Bank Facility and the Junior IFC Facility.

“Junior Facility Agreements” means the Junior Bank Facility Agreement and the Junior IFC Facility Agreement.

“Junior Finance Party” means each of the Junior Mandated Lead Arrangers, the Junior Lenders, IFC (in its capacity as Lender under the Junior IFC Facility) and the Junior Facility Agent.

“Junior IFC Facility” means the secured junior IFC loan facility made available by IFC under the Junior IFC Facility Agreement.

“Junior IFC Facility Agreement” means the junior IFC facility agreement made on or about the date of this Agreement by the Original Borrower, KED, KEG and IFC.

“Junior Lenders” means the Original Junior Lenders, IFC and any bank or financial institution which has become a party as a lender to either of the Junior Facility Agreements in accordance with clause 30 (Changes to the Lenders) of the CTA.

“Junior Loan” means each Utilisation made or to be made under the Junior Facility Agreements or the principal amount outstanding for the time being of that Utilisation.

“Junior Payment Stop Event” shall have the meaning given to that term in the Intercreditor Agreement.

“J1 Reserve Account” has the meaning given to that term in clause 3.8 (Available Commitment under the Junior Facilities) of the CTA.

“KECI” means Kosmos Energy Cote d’lvoire, a company incorporated under the laws of the Cayman Islands with registered number 214578 and having its registered office at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KYI-1209, Cayman Islands.

“KECM” means Kosmos Energy Cameroon, a company incorporated under the laws of the Cayman Islands with registered number 153548 and having its registered office at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands.

“KED Offshore Security Assignment” means the English law security assignment and debenture, dated on or about the date of this Agreement, between KED and the Security Trustee.

“KEF Offshore Proceeds Account” means an account designated “Kosmos Energy Finance - Offshore” established by the Original Borrower with the Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“KEF Offshore Project Accounts Agreement” means the offshore project accounts agreement, dated on or about the date of this Agreement, between the Original Borrower, the Offshore Account Bank, the Facility Agents and the Security Trustee.

“KEF Offshore Security Assignment” means the English law security assignment and debenture, dated on or about the date of this Agreement, between the Original Borrower and the Security Trustee.

“KEG Branch” means the branch registered by KEG in Ghana as an external company pursuant to the Companies Act, 1963 (Act 179).

“KEG GPS Account” means any global payments solutions offshore account opened in the name of KEG in London, England and designated as such by the Account Bank for the purposes of, amongst other things, making payments in onshore currency.

“KEG Offshore Proceeds Account” means an account or accounts where the designated name includes the words “Kosmos Energy Ghana HC - Offshore” established by KEG with the Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“KEH” means Kosmos Energy Holdings, a company incorporated under the laws of the Cayman Islands with registered number 133483 and having its registered office at PO Box 32332, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEI and KEO Offshore Security Assignment” means the English law security assignment dated 29 October 2009 between KEI, KEO and the Security Trustee.

“KEM” means Kosmos Energy Offshore Morocco HC, a company incorporated under the laws of the Cayman Islands with registered number 137299 and having its registered office at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands.

“KEO” means Kosmos Energy Operating, a company incorporated under the laws of the Cayman” Islands with registered number 133483 and having its registered office at PO Box 32332, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“Key Man” means each of James Musselman, Brian Maxted, Greg Dunlevy, Marvin Garrett and Dennis McLaughlin.

“Kosmos” means KEG or the Borrower, as the context so requires.

“LC Issuing Bank” means the Senior Lender or Senior Lenders (each a LC Issuing Bank) appointed to such role from time to time and who issue, pursuant to clause 7.6 (Issue of Letters of Credit) of the CTA, a Letter of Credit.

“LC Lender” means each Senior Lender, unless otherwise agreed.

“Lender” means:

(A)          any Original Lender;

(B)           any bank or financial institution which has become a Party as a lender in accordance with clause 30 (Changes to the Lenders) of the CTA; and

(C)           any entity which has become a Party as a lender in accordance with clause 3.3 (Additional S1 Commitment and Additional S2 Commitment) of the CTA.

which in each case has not ceased to be a Party in accordance with the terms of this Agreement “Lenders’ Reliability Test” means the test set out in Schedule 15 (Lenders’ Reliability Test) of the CTA.

“Letter of Credit” means a letter of credit, substantially in the form set out in Schedule 12 (Form of Letter of Credit) of the CTA or in any other form requested by Kosmos and agreed by the Senior Facility Agent (pursuant to instructions from the Senior Majority Lenders (acting reasonably)) and each LC Lender.

“LIBOR” means, in relation to any Loan:

(A)          the applicable Screen Rate; or

(B)           (if no Screen Rate is available for US Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the relevant Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in US Dollars and for a period comparable to the Interest Period for that Loan.

“Loan” means a Junior Loan and/or a Senior Loan, as the case may be.

“Loan Life Cover Ratio” or “LLCR” means, as at any Forecast Date falling on or after 15 December 2009, the ratio of (i) the net present value of Net Cash Flow (calculated on the basis of the Forecast Assumptions) from, prior to Project Completion, the date falling three months prior to Project Completion, and after Project Completion, from that Forecast Date until the Final Maturity Date plus the net present value of Relevant Capital Expenditure to (ii) the aggregate of all Loans outstanding under the Senior Facilities on that Forecast Date.

“LOI” means any relevant letter of intent relating to Material Contract.

“Longhorn” means Longhom Offshore Drilling Ltd, a company incorporated under the laws of the Cayman Islands with registered number 160449 and having its registered office at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands.;

“Majority Junior Lenders” means those Lenders whose Junior Commitments then aggregate at least 70 per cent, until Project Completion, after which time shall be 66 2/3 per cent, of the Total Junior Commitments (or, if the Total Junior Commitments have been reduced to zero, aggregated more than 70, or as the case may be, 66 2/3 per cent. of the Total Junior Commitments immediately prior to such time).

“Majority Lenders” means at any time:

(A)          prior to the Senior Discharge Date, the Majority Senior Lenders; and

(B)           on or after the Senior Discharge Date, the Majority Junior Lenders.

“Majority Senior Lenders” means those Lenders whose Senior Commitments then aggregate at least 66 2/3 per cent. of the Total Senior Commitments (or, if the Total Senior Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Senior Commitments immediately prior to such time).

“Mandated Lead Arrangers” means the Senior Mandated Lead Arrangers and the Junior Mandated Lead Arrangers.

“Mandatory Cost” means the percentage rate per annum calculated by the relevant Facility Agent in accordance with Schedule 7 (Mandatory Cost Formulae) of the CTA.

“Margin” means the percentage rate per annum determined in accordance with clause 11.2 (Margin) of the CTA.

“Market Disruption Event” has the meaning given to that term in paragraph (B) of clause 13.2 (Market disruption) of the CTA.

“Marketing Policy” means the marketing policy in the Agreed Form (and initialled by the Borrower and/or KEG and the Facility Agents) relating to the marketing and sale of Crude Oil from the Project delivered as a Condition Precedent under paragraph 17 of Part I of Schedule 3 (Conditions Precedent) of the CTA.

“Material Adverse Effect” means, in relation to any event (or series of events) or circumstance which occurs or arises (other than fluctuations in Crude Oil prices), that event (or events) or circumstance (or any effect or consequence thereof), in the opinion of the Majority Lenders, would reasonably be expected to materially and adversely affect the financial condition, operations, or business of any Obligor or the Project, or the ability of any Obligor to perform its obligations under the Finance Documents in full and on the basis contemplated therein in a way which is materially prejudicial to the interests of the Lenders or results in the Obligors being unable to pay any amounts when due and payable under the Finance Documents.

“Material Contracts” means the following contracts and agreements in Agreed Form at the Signing Date:

(A)          The Drilling Contract for the provision of a semi-submersible drilling unit ‘Eirik Raude’ and associated drilling services between Tullow Oil plc and Ocean Rig 2 AS (as contractor) dated 15 February 2008.

(B)           The Aban Abraham Drilling Contract for the use of the drill ship Aban Abraham between Pioneer Natural Resources USA, Inc., Longhorn Offshore Drilling Ltd and Aban Singapore Pte. Ltd. (as contractor) and dated 3 February 2006 (and as amended by the Aban Abraham Novation and Amendment Agreement).

(C)           The Aban Abraham Drilling Services Sharing Agreement between Pioneer Natural Resources USA Inc, Longhorn Offshore Drilling Ltd and Aban Singapore Pte. Ltd. dated 3 February 2006.

(D)          The Atwood Hunter Offshore Drilling Contract made between Kosmos Energy Ghana HC, Noble Energy EG Ltd and Alpha Offshore Drilling Services Company dated 23 June 2008

(E)           The Atwood Hunter Rig Sharing Agreement between Kosmos Energy Ghana HC, Noble Energy EG Ltd and Alpha Offshore Drilling Services Company dated June 24, 2008.

(G)           The agreement for the construction, installation, lease, operations and maintenance of a floating, production, storage and offloading facility to be signed between Tullow Ghana Limited and Jubilee Ghana MV21 B.V. as the contractor.

(H)          The agreement for URF installation between Tullow Ghana Limited and Technip UK.

(I)            The agreement for the supply of flexible risers between Tullow Ghana Limited and Technip France.

(J)            The agreement for the supply of umbilicals between Tullow Ghana Limited and Aker Subsea Inc.

(K)          The agreement for the supply of manifolds, riser bases, small bore valves and controls between Tullow Ghana Limited and FMC Technologies.

(L)           The agreement for supply of Subsea Trees between Tullow Ghana Limited and FMC Technologies.

(M)         The agreement or purchase order for the purchase of the Connectors between Tullow Ghana Limited and Aker Subsea Inc.

“Material Failure” means any failure or persistent unplanned shutdown of all or a material part of the Project Facilities that:

(A)          has a material adverse impact on the Project’s long term operations and maintenance regarding availability and/or reliability; and

(B)           would result (as appropriate) in the First Oil Project Infrastructure being unable to produce and load the sales volumes of Crude Oil required to meet the production profile in the banking case;

“Mechanical Completion” means the point in time at which all systems associated with the relevant facility in question have been constructed, pre-commissioned and are ready for the introduction of hydrocarbons provided that minor items may be outstanding where such punchlist items are not vital to compliance in all material respects by the Facility with applicable law and requirements of the Project Agreements.

“Minister” means the Government’s Minister for Energy.

“Model Auditor” means Operis Business Engineering Limited appointed in accordance with a scope of work and budget for expenses agreed with the Borrower, the Facility Agents and the Technical and Modelling Bank.

“Model Auditor Appointment Letter” means the letter between Kosmos, the Facility Agents, and the Model Auditor setting out the terms of appointment of the Model Auditor in the Agreed Form.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation and any successor thereto and if such corporation shall for any reason no longer perform the functions of a securities rating agency, Moody’s shall be deemed to refer to any other internationally recognised rating agency agreed by the Facility Agent and Kosmos (both acting reasonably).

“Net Cash Flow” means, for any relevant period (but without any double counting):

(A)          Gross Revenues; minus

(B)           Project Costs,

projected to be paid or received during that period converted if necessary into USD at the rate of exchange in the relevant finally determined Forecast Assumptions on the date of projected receipt or payment.

“Net Revenues” means gross revenues minus Royalty Payments and Additional Oil Entitlement payments.

“Non-Funding Lender” means:

(A)          any Lender who fails to participate in any Utilisation in the amount and at the time required;

(B)           any Lender who has indicated publicly or to the relevant Facility Agent or an Obligor that it does not intend to participate in all or part of any Utilisation;

(C)           any Lender which has repudiated its obligations under the Facilities; or

(D)          any Lender in respect of which or in respect of whose holding company any of the events specified in clause 29.6 (Insolvency) or clause 29.7 (Insolvency proceedings) of the CTA (disregarding paragraph (B) of that clause) applies or has occurred.

“Non-Jubilee Related Costs” means committed payment obligations under the Project Agreements other than in respect of the Project.

“Normal Operating Staff” means the Borrower’s normal operations staff employed by the OpCo or engaged by the OpCo under long term support contracts including those with the Sponsors and their affiliates, vendors, contractors and sub contractors including those provided under long-term contract, working normal shift rotations.

“Obligors” means the Borrowers and the Guarantors.

“Offshore Proceeds Accounts” means any of the KEF Offshore Proceeds Account, the KEG Offshore Proceeds Accounts and any KEG GPS Accounts deemed to be an “Offshore Proceeds Account” in accordance with paragraph (A) of Clause 21.2 (Withdrawals - No Default Outstanding), or any other account designated “Kosmos - Offshore Proceeds Account” established by Kosmos with the Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA and which are secured in favour of the Secured Parties, each an “Offshore Proceeds Account”.

“Offshore Project Accounts Agreement” means the offshore project accounts agreement, dated on or about the date of this Agreement, between KEG, the Offshore Account Bank, the Facility Agent and the Security Trustee.

“Offshore Security Assignment” means the English law security assignment and debenture, to be entered into in accordance with the terms of the CTA, between KEG and the Security Trustee.

“Onshore Project  Accounts  Agreement” means the onshore project account agreement, dated on or about the date of this Agreement, between KEG, the Onshore Account Bank, the Facility Agents and the Security Trustee.

“Onshore Security Assignment” means the Ghanaian law debenture agreement, to be entered into in accordance with the terms of the CTA, between KEG and the Security Trustee.

“Onshore Working Capital Accounts” means the Ghana Working Capital Cedi Account and the Ghana Working Capital USD Account.

“OpCo” or “Operator” means Tullow Ghana Limited and its successors as operator of the Project under the UUOA.

“Operator Report” means the semi-annual report prepared by the Operator in relation to the Jubilee Field.

“Original Lenders” means IFC, the Original Senior Lenders and the Original Junior Lenders.

“Original Guarantor” means, the Original Borrower, KEG or KED, or any of them, as the context may require.

“Participating Interest” means as defined in the relevant Petroleum Agreement, the details of which interests are set out in clause 26.14 (Assets) of the CTA.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Participation Agreements” means each of the participation agreements dated 12 August 2009 (as amended and restated on 12 November 2009), 27 August 2009 (as amended and restated on 12 November 2009), 29 October 2009, 24 November 2009 and in each case entered into between, among others, KEG as participant, Tullow Group Services Limited as lender and Anadarko Petroleum Corporation as participant, including any other agreement entered into between the same parties and substantially in the same form for the purposes of financing the FPSO (as may be amended from time to time), and a “Participation Agreement” shall mean each and any one of them.

“Party” means a party to a Finance Document.

“Payment Event of Default” means an Event of Default under clause 29 (Events of Default) of the CTA relating to the failure to pay interest or principal on a Facility.

“Performance Standards” shall have the meaning given to that term in the Senior IFC Facility Agreement and the Junior IFC Facility Agreement.

“Permitted Acquisition” means any acquisitions or investments:

(A)          which are made in the ordinary course of the day to day business of the acquiring company;

(B)           which are funded by equity or debt subordinated on terms acceptable to the Majority Lenders (acting reasonably);

(C)           which are in respect of the implementation and development of the Project;

(D)          which are included within a Forecast;

(E)           in respect of which the aggregate consideration paid (which shall exclude the amount of any debt assumed) does not in any calendar year exceed USD 10 million, or such higher figure as the Majority Lenders may agree (acting reasonably); or

(F)           which are approved by the Majority Lenders (acting reasonably).

“Permitted Disposals” means any:

(A)          disposal permitted in accordance with clause 28.8 (Disposals) of the CTA;

(B)           disposals made in the ordinary course of the day to day business of undertaking the Project;

(C)           disposals expressly permitted under any Project Agreement;

(D)          disposals of cash for purposes not prohibited by the Finance Documents;

(E)           disposals expressly required in order to comply with its obligations under the Project Agreements;

(F)           disposals of assets in exchange for other assets of comparable, or superior as to, type, value and quality;

(G)           disposals of obsolete assets;

(H)          disposals from one Obligor to another or from a Subsidiary to an Obligor;

(I)            disposals on arms length terms for market value of its Entitlements from a Jubilee Field or petroleum products to which an Obligor is entitled by virtue of its ownership or investment in petroleum assets;

(J)            disposals on arms length terms with a net market value not exceeding USD 5 million in any calendar year or, from the date of this Agreement, USD 10 million in aggregate; and

(K)          disposals not falling within (A) to (J) above which are consented to by the Majority Lenders.

“Permitted Financial Indebtedness” means:

(A)          any Financial Indebtedness arising under or contemplated by the Finance Documents;

(B)           any Financial Indebtedness the proceeds of which are applied, promptly on receipt by Kosmos, in making or procuring the making of a prepayment of all amounts outstanding under the Finance Documents in full;

(C)           any Financial Indebtedness subordinated to the Lenders on terms approved by the Majority Senior Lenders and the Majority Junior Lenders (each acting reasonably) provided that there shall be no subordination in respect of amounts held in any Distributions Reserve Account;

(D)          any Financial Indebtedness owed to an Obligor;

(E)           any Financial Indebtedness arising under finance or capital leases of vehicles, plant equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed USD 10 million (or its equivalent in other currencies) at any time;

(F)           any Financial Indebtedness arising under any Derivative Instrument that Kosmos may enter further to the Hedging Policy; or

(G)           any Financial Indebtedness otherwise approved by the Majority Senior Lenders and the Majority Junior Lenders (such approval not to be unreasonably withheld or delayed).

“Permitted Security” means:

(A)          any netting or set-off arrangement entered into in the ordinary course of financing arrangements for the purpose of netting or setting off debit and credit balances;

(B)           any lien securing obligations no more than 90 days overdue arising by operation of law;

(C)           any Security Interest arising under or contemplated by the Finance Documents or pursuant to the express terms of any Project Agreement;

(D)          any title retention provisions in a supplier’s standard conditions of supply of goods;

(E)           any Security Interest created over or in respect of any Distributions Reserve Accounts; and

(F)           any Security Interest not falling within (A) to (E) above which is consented to by the Majority Lenders.

“Permitted Transferee” shall have the meaning given to that term in clause 10.5(C) (Change of Control) of the CTA.

“Petroleum Agreements” means the DWT PA and the WCTP PA.

“Phase 1 Plan of Development for the Jubilee Field” means the relevant plan for the development of the Jubilee Field (Phase 1) approved by the Government.

“Pre-Unitization Agreement” means the pre-unitization agreement, entered into on or about 20 August 2008 between KEG, Tullow Ghana Limited, Anadarko WCTP Company, Sabre Oil and Gas Limited and EO.

“Project” means the Phase 1 development of the Jubilee Field, as described in Phase 1 Plan of Development for the Jubilee Field, including the Project Infrastructure and all appraisal, exploration, construction, operations, maintenance and exploitation works and activities, and the treatment, processing, storage, delivery, lifting and sale of Unit Substances therefrom.

“Project Accounts” means any or all of each Debt Service Reserve Account, the Reserve Equity Account, the J1 Reserve Account, the Offshore Proceeds Accounts, the Onshore Working Capital Accounts, any KEG GPS Account and the Insurance Proceeds Account, in each case, as established pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA and any account established further to clause 10.3 (Aggregate outstandings exceed the Borrowing Base Amount) of the CTA, with such accounts being secured in favour of the Secured Parties.

“Project Accounts Agreements” means the Offshore Project Accounts Agreement, the Onshore Project Accounts Agreement and the KEF Offshore Project Accounts Agreement.

“Project Agreements” means (when entered into by the relevant Obligor) the Petroleum Agreements, the Joint Operating Agreements, the Pre-Unitization Agreement (so long as the UUOA is not in full force and effect) and the UUOA (when signed) and any agreement relating to the financing of the FPSO to which an Obligor or member of the Group is a party (including any Participation Agreement).

“Project Completion” shall occur in relation to the Project on the date when the following conditions are each satisfied:

(A)          there is no Default outstanding;

(B)           Kosmos has in place a prudent Marketing Policy for the marketing and sale of its Entitlement (as approved by the Facility Agent (acting reasonably)) which is consistent with good international oil industry practice and which sets out the qualifying criteria for acceptable offtakers; an acceptable offtaker shall include investment grade companies or an offtaker whose obligations are backed by a letter of credit or other credit support (the form of which is designated in the Marketing Policy) from an investment grade entity or whose obligations are secured by a cash deposit or where the terms of sale provide for payment in advance or any other offtaker which meets the criteria as set out in the Marketing Policy;

(C)           the lifting agreement referred to under clause 11.2 of the UUOA is in full force and effect, or if no such lifting agreement is in place, the parties to the UUOA are nevertheless lifting Crude Oil produced by the Project in accordance with the alternative arrangements provided for in that clause, or such other alternative arrangements as may be approved by the Technical and Modelling Bank (acting reasonably) are then in place for the lifting of Crude Oil produced by the First Oil Project Infrastructure;

(D)          the First Oil Project Infrastructure has achieved Mechanical Completion. Such requirement shall be satisfied by the Technical Consultant (acting reasonably) certifying that the First Oil Project Infrastructure has been constructed such that it is sufficient and suitable to enable each other test for Project Completion to be met;

(E)           the OpCo has executed the Turnover Certificate issued by the IPT, or all conditions for the execution of the Turnover Certificate have otherwise been met subject only to the execution and issue of the Takeover Certificate, and the Technical Consultant (acting reasonably) has issued a certificate confirming that any associated exception list contains nothing that does or could reasonably be expected to constitute a Material Adverse Effect and that the First Oil Project Infrastructure is not inconsistent in any material respect with the Project description provided in the Phase 1 Plan of Development for the Jubilee Field;

(F)           a Forecast has been produced (including an updated reserves report prepared by the Reserves Consultant not earlier than three (3) months after the First Oil Date) not later than six months prior to the relevant date and which confirms that the Reserve Tail Date therein shall not be earlier than 30 June 2016;

(G)           all Required Approvals have been obtained which would, if not obtained, prevent the First Oil Project Infrastructure from being operated;

(H)          the Technical Consultant has confirmed in writing that the requirements of the Lenders’ Reliability Test have been satisfied (which the Technical Consultant will be required to do promptly once the relevant requirements have been met);

(I)            the Environmental Consultant has confirmed in writing that the OpCo is operating the Project in all material respects with all applicable environmental regulations (without benefit of temporary waiver subject to conditions) (which the Environmental Consultant will be required to do promptly if this condition is met);

(J)            the Technical Consultant, acting reasonably and promptly, has confirmed in writing that the then current warehouse inventory of Capital Spares held by and on behalf of the OpCo is reasonably consistent with the practice of a Reasonable and Prudent Operator in the context of the requirements of the Project;

(K)          contracts have been executed for the provision of supply base, supply boat and helicopter support services consistent with the practice of a Reasonable and Prudent Operator in the context of the requirements of the Project;

(L)           Kosmos has provided evidence that it has sold its Entitlement to the relevant date of Project Completion in accordance with the Marketing Policy referred to in paragraph (B) above, or has otherwise made appropriate arm’s length arrangements for the disposal of its Entitlement, and the proceeds, if any, received therefrom have been deposited into the relevant Project Account;

(M)         the aggregate of the outstandings under the Senior Facilities do not exceed the Borrowing Base Amount; and

(N)          the Facility Agents (acting reasonably) have confirmed in writing that the condition in paragraph (A) has been satisfied, the Senior Facility Agent has confirmed in writing that the condition in paragraph (M) has been satisfied, and the Technical and Modelling Bank (acting reasonably and following consultation with the Borrower, the Facility Agents and the Technical Consultant) has confirmed in writing that the conditions in paragraphs (B) through (L) have been satisfied. The Facility Agents and the Technical and Modelling Bank shall each provide the requisite confirmations as soon as reasonably practicable upon the satisfaction of each of the relevant conditions, and shall do so within 5 Business Days of written request from the Borrower (provided that the Facility Agents and the Technical and Modelling Bank are satisfied that the conditions are met), and shall procure that the Technical Consultant and the Environmental Consultant shall promptly deliver any confirmation upon the satisfaction of the relevant conditions for so doing.

“Project Costs” means, for the relevant period of determination and without double counting, the USD equivalent of each of the following amounts to the extent paid (or projected to be paid or which are debits to a Unit Account) by or on behalf of an Obligor (including the USD equivalent of any payment in kind) during that period for or in respect of the Borrowing Base Assets (other than, except in relation to any carried interest in a Borrowing Base Asset, any cost or liability of an Interested Third Party or any amount paid or held and to be used to make a payment on behalf of an Interested Third Party whether in cash or in kind):

(A)          all costs and expenses incurred or to be incurred by an Obligor in connection with the ownership, investment in, operation, management, implementation, development and maintenance of the Project including (without limitation):

(i)            capital expenditure and operating costs;

(ii)           any amount payable under any Project Agreement (including all surface rental and training payments under the Petroleum Agreements whether or not related to the Borrowing Base Assets or the Project) or any Material Contract (including, for the avoidance of doubt, any amount payable under or in relation to the FPSO Agreement or any credit extended under an agreement relating to the financing of the FPSO (including any Participation Agreement)), general overheads and administration costs for Kosmos’ offices in Ghana, EO and Ghana National Petroleum Corporation carry costs;

(iii)          fees and costs of any professional adviser; and

(iv)          the cost of any Authorisations and Required Approvals;

(B)           abandonment and demobilisation costs;

(C)           early termination costs payable in accordance with any Project Agreement or any Material Contract (if any);

(D)          premia payable in respect of the insurance, including the cost of the reinstatement, purchase, replacement or the amelioration of the loss to a Borrowing Base Asset;

(E)           administrative, management and employee costs;

(F)           Additional Oil Entitlement payments, royalties, duties and taxes (including payments of any Stamp Duty Reserve Amount) and any amount in respect of value added tax, tax on goods or services, sales tax or similar tax in respect of any of the above; and

(G)           any other costs and expenses agreed by the Facility Agents (acting reasonably),

but excluding Financing Costs.

“Project Facilities” means  the Project Infrastructure and the First Oil Project Infrastructure.

“Project Infrastructure” means:

(A)          the floating storage, production and offloading vessel for the Project;

(B)           a taut-leg mooring system for that vessel;

(C)           seven production wells;

(D)          five production drill centers;

(E)           five production manifolds;

(F)           four water injection wells;

(G)           two water-injection drill centers;

(H)          two water injection manifolds;

(I)            three gas-injection wells;

(J)            one gas-injection drill center;

(K)          one gas-injection manifold;

(L)           two riser bases;

(M)         six subsea distribution units; and

(N)          associated flowlines, risers, umbilicals and jumpers.

“Project Model” means the computer model, stored on computer discs, and consisting of algorithms as set out in the print-out from such discs in the Agreed Form at the Signing Date, as such model may be updated from time to time pursuant to clause 19 (Forecasts and Calculations) of the CTA.

“Qualifying Bank” means a bank which:

(A)          is not on a sanctions list or subject to a sanctions regime issued, imposed or administered by the United States or any member country of the European Union, or the European Union itself or the United Nations (or any agency of any of them) (a “Sanctions Regime”); or

(B)           does not have its principal place of business in a country which is subject to a Sanctions Regime; or

(C)           is not a bank whose principal place of business is in a country notified by Kosmos to the relevant Facility Agent prior to signing of this Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period.

“Reasonable and Prudent Operator” means an operator exhibiting the prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the construction, supervision, management, operation and maintenance of offshore oil and gas production facilities with characteristics comparable and under similar circumstances and conditions to those of the Project while complying with all applicable laws and contractual obligations.

“Reference Banks” means the principal London offices of Standard Chartered Bank, BNP Paribas SA, Société Générale, Calyon and Barclays, or such other Reference Banks appointed under clause 32.16 (Reference Banks) of the CTA.

“Relevant Authority” means the central bank of the country in which any Obligor is formed or operates, or any other governmental entity or government in any such country having the power to regulate foreign exchange.

“Relevant Capital Expenditure” means capital expenditure incurred or to be incurred in relation to the Project as determined pursuant to a Forecast and which is or will be funded by the Facilities or by contributions to the capital of Kosmos (including loans subordinated on terms acceptable to the Facility Agents (acting reasonably)).

“Relevant Standstill Period” means, in relation to:

(A)          a Payment Event of Default under a Facility, a period of 30 days from the date such Payment Event of Default occurred;

(B)           an IFC Covenant Event of Default and the exercise of IFC’s rights under Clause 29.21 (Acceleration - IFC and Banks) of the CTA in relation to:

(i)            the Senior IFC Facility, a period of 30 days from the date such IFC Covenant Event of Default occurred; and

(ii)           the Junior IFC Facility, a period of 12 months and 30 days, or, if the Senior Discharge Date has occurred, 30 days from the date such IFC Covenant Event of Default occurred; and

(C)           a General Covenant Event of Default and the exercise of IFC’s or the other Lenders rights under clause 29.21 (Acceleration - IFC and Banks) of the CTA in relation to:

(i)            a Senior Facility, a period of 90 days from the date such General Covenant Event of Default occurred; and

(ii)           a Junior Facility, the period until the Senior Discharge Date, or, if the Senior Discharge Date has occurred, 90 days from the date such General Covenant Event of Default occurred.

“Repayment Date” means the date specified as such in the Amortisation Schedule, as may be adjusted in accordance with clause 34.8 (Business Days) of the CTA.

“Repayment Instalment” means each repayment instalment required pursuant to the Amortisation Schedule (as adjusted from time to time).

“Repayment Period” means the First Repayment Period and thereafter each subsequent six month period commencing on the day following each successive Repayment Date and ending at close of business in London on the next Repayment Date to occur.

“Repeating Representations” means the representations set out under:

(A)          clauses 26.1 (Status), 26.2 (Legal validity), 26.3 (Non-conflict), 26.4 (Powers and authority) of the CTA, each as at the time the power or authority was exercised only; and

(B)           Clauses 26.5 (Authorisations), 26.9 (Financial Statements and other factual information), 26.10 (Proceedings pending or threatened), 26.11 (Breach of laws), 26.12 (Ranking of security), 26.13 (Pari passu ranking), 26.14 (Assets), 26.15 (Project Agreements), 26.16 (No Immunity) and 26.17 (Ownership of Obligors) of the CTA.

“Replacement Lender” has the meaning given to that term in clause 10.10 (Right of repayment and cancellation in relation to a single Lender) of the CTA.

“Required Approvals” means all material approvals, licenses, consents and Authorisations necessary in connection with the execution, delivery, performance or enforcement of any Finance Document or the development, construction and ownership of the Kosmos interest in the Project.

“Required Balance” means a balance which is sufficient to meet the payment of Financing Costs due and payable in the next six months on the relevant Facilities.

“Reserve Equity” means the Reserve Equity Amount to be contributed to the Borrower on or before the Satisfaction Date by payment into the Reserve Equity Account.

“Reserve Equity Account” means the account established with the Account Bank in London into which the Reserve Equity Amount will be paid on or before the Satisfaction Date.

“Reserve Equity Amount’’ means an amount equal to not less than USD 50 million.

“Reserve Tail Date” means the semi-annual date for the payment of a Repayment Instalment immediately preceding the date on which a Forecast projects that the aggregate proved (1P) reserves remaining to be produced from the Borrowing Base Assets is equal to or less than 25 per cent. of the aggregate of proved (1P) reserves of the Borrowing Base Assets as at Financial Close (as shown in the Agreed Form Project Model), as adjusted by reference to the latest Forecast from time to time where such date shall be re-determined by each Forecast by reference to the aggregate of proved (1P) reserves adjusted for any reserves upgrades or downgrades and for any disposal of reserves as provided for in that Forecast.

“Reserves Consultant” means Netherland Sewell & Associates, Inc., (or any other reputable consultant agreed to by the Technical and Modelling Bank (acting reasonably)) as may be appointed from time to time in accordance with a scope of work and budget for fees and expenses agreed between the Borrower, the Facility Agents and the Technical and Modelling Bank.

“Reserves Consultant Appointment Letter” means the letter between Kosmos, the Facility Agents and the Reserves Consultant setting out the terms of appointment of the Reserves Consultant, in the Agreed Form.

“Resignation Letter” means a letter substantially in the form set out in Schedule 10 (Form of Resignation Letter),

“Revised Final Repayment Date” has the meaning given to that term in clause 9.4 (Amendment to Amortisation Schedule) of the CTA.

“Royalty Payments” means royalties payable to the Government by a contractor out of, or calculated by reference to, petroleum to which such contractor is entitled under the terms and conditions of the relevant Petroleum Agreement.

“S1 Commitment Notice” has the meaning given to that term in Clause 3.3 (Additional S1 Commitment) of the CTA.

“S2 Lender Accession Notice” means a notice substantially in the form set out under Schedule 9 Part B (Form of S2 Lender Accession Notice) to be delivered by an

Additional S2 Lender pursuant to and in accordance with paragraph (H) of clause 3.3 (Additional S1 Commitment and Additional S2 Commitment) of the CTA.

“S&E Management System” means the Project’s social and environmental management system for the identification, assessment and management of Project risks on an ongoing basis.

“Satisfaction Date” means the date on which each of the Facility Agents and IFC notify Kosmos and the Lenders that they have received all of the Conditions Subsequent in form and substance satisfactory to them (acting reasonably) and/or waived receipt of those Conditions Subsequent in accordance with clause 2 of the CTA.

“Schedule of Insurances” means the schedule of insurances in the Agreed Form (and initialled by the Borrower and/or KEG and the Facility Agents) setting out the insurances to be maintained by the Obligors and delivered as a Condition Subsequent under paragraph 16 of Part 2 of Schedule 3 of the CTA.

“Screen Rate” means, in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant Interest Period, as displayed on the appropriate page of the Reuters screen and, if the agreed page is replaced or service ceases to be available, the Facility Agent may specify a reasonable alternative page or service displaying such rate after consultation with the Borrower and the Lenders.

“Secured Liabilities” means at any time and without double counting, all present and future obligations and liabilities (actual or contingent) of each Obligor (whether or not for the payment of money and including any obligation to pay damages for breach of contract) which are, or are expressed to be, or may become due, owing or payable to any or all of the Secured Parties under or in connection with any of the Finance Documents, together with all costs, charges and expenses incurred by the Security Trustee or any Secured Party which any Obligor is obliged to pay under any Finance Document.

“Secured Party” means each party to a Finance Document (other than an Obligor or Intercompany Borrower).

“Security Documents” means each of the following documents:

(A)          the Offshore Security Assignment;

(B)           the Onshore Security Assignment;

(C)           the Charge over Shares in the Original Borrower;

(D)          the Charge over Shares in KEG;

(E)           the Charge over Shares in KED;

(F)           the Charge over Shares in KEO;

(G)           the Assignment of Reinsurance Rights;

(H)          the Offshore Project Accounts Agreement;

(I)            the Onshore Project Accounts Agreement;

(J)            KEF Offshore Project Accounts Agreement;

(K)          KEF Offshore Security Assignment;

(L)           KED Offshore Security Assignment; and

(M)         KEI and KEO Offshore Security Assignment

subject to the  provisions  of the  Intercreditor Agreement, each other document evidencing or creating any Security Interest held or obtained from an Obligor for or in respect of any Secured Liabilities.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect.

“Senior Availability Period” means the availability period in respect of the Senior Facilities (including, as applicable, Tranche S1) as specified in clause 6.1(A) (Availability Periods) of the CTA.

“Senior Bank Facility” means the secured senior loan facility comprising Tranche S1 and Tranche S2 prior to the Satisfaction Date and thereafter consolidated into a single senior facility made available by the Senior Lenders (apart from IFC) under the Senior Bank Facility Agreement.

“Senior Bank Facility Agreement” means the senior bank facility agreement made on or about the date of this Agreement by the Original Borrower, KED, KEG, the Senior Facility Agent, the Senior Mandated Lead Arrangers, the LC Issuing Banks and the Senior Lenders (apart from IFC).

“Senior Commitment” means:

(A)          in relation to an Original Lender, or as the case may be, IFC and such Senior Facilities, the amount set opposite its name under the heading “Senior Commitment” in Schedule 2 (The Original Lenders) of the CTA and the amount of any other Senior Commitment transferred to it; and

(B)           in relation to any other Lender, the amount of any Senior Commitment transferred to it,

to the extent not cancelled, reduced or transferred by it.

“Senior Discharge Date” means the first date on which all liabilities (whether actual or contingent) owed to the Senior Finance Parties (other than the Hedge Counterparties) has finally been discharged and such Senior Finance Parties are under no further obligation to provide financial accommodation under the Finance Documents.

“Senior DSRA” means an account designated “Kosmos - Senior DSRA” established by Kosmos in respect of the Senior Facilities with the Account Bank in London pursuant to clause 20 (Bank Accounts and Cash Management) of the CTA which is secured in favour of the Secured Parties.

“Senior Facilities” means the Senior Bank Facility and the Senior IFC Facility.

“Senior Facilities Repayment Date” means each of the dates for repayment as set out in clause 9 (Repayment) of the CTA and/or as set out in the Amortisation Schedule in respect of the Senior Bank Facility or, as the context requires, the Senior IFC Facility.

“Senior Facility Agreements” means the Senior Bank Facility Agreement and the Senior IFC Facility Agreement.

“Senior Finance Party” means each of the Senior Arrangers, the Senior Lenders, the Hedge Counterparties, the LC Issuing Banks, the LC Lenders, the Account Bank, the Senior Facility Agent, the Security Trustee and the Technical and Modelling Bank.

“Senior IFC Facility” means the secured senior IFC loan facility made available by IFC under the Senior IFC Facility Agreement.

“Senior IFC Facility Agreement” means the Senior IFC Facility Agreement made on or about the date of this Agreement by the Original Borrower, KED, KEG and IFC.

“Senior Lenders” means the Original Senior Lenders, IFC, any Additional S1 Lender, any Additional S2 Lender, and any bank or financial institution which has become a party as a lender to either of the Senior Facility Agreements in accordance with clause 30 (Changes to the Lenders) of the CTA.

“Senior Loan” means each Utilisation made or to be made under the Senior Facility Agreements (including in respect of Tranche S1) or the principal amount outstanding for the time being of that Utilisation.

“Senior Repayment Instalment” means the relevant amount payable in respect of the Senior Bank Facility or, as the context required, the Senior IFC Facility on the relevant Senior Facilities Repayment Date as set out clause 9 (Repayment) of the CTA and/or in the Amortisation Schedule, as applicable.

“Shareholder” means Blackstone Capital Partners (Cayman) IV LP, Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. (together, the “Shareholders”).

“Shareholder Affiliate” means any Affiliate of a Shareholder, any trust of which a Shareholder or any of their Affiliates is a trustee, any partnership of which a Shareholder or any of the their Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Shareholder or any of their Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by a Shareholder or any of their Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall constitute a Shareholder Affiliate.

“Shareholder Distribution” means a shareholder distribution as calculated and defined in clause 28.24 (Distributions) of the CTA.

“Signing Date” means the date on which each of the Finance Documents referred to in paragraph 1 of Part I of Schedule 3 of the CTA have been signed.

“Specified Time” means 11.00 am on a Quotation Day.

“Sponsor” means KEH.

“Sponsor Base Equity” means the aggregate amount of funding contributed by the Sponsor, directly or indirectly, to KED or Kosmos on or before the Signing Date or, as the case may be, the Satisfaction Date (whether in the form of capital subscription or funding subordinated in terms acceptable to the Majority Lenders) as confirmed by the Technical Consultant in accordance with clause 2.1 (Conditions Precedent to first Utilisation) of the CTA as at the Signing Date and included in the Forecast and Project Model prepared as at the Signing Date and the Satisfaction Date.

“Sponsor Equity” means the aggregate amount of funding contributed by the Sponsor, directly or indirectly, to KED or Kosmos as confirmed by the Technical and Modelling Bank and included in the Forecast and Project Model prepared as at the Satisfaction Date.

“Stamp Duty Reserve Amount” means (a) as at the date of the Fourth Amendment Letter USD 9,000,000 and, thereafter, (b) the minimum amount of stamp duty that Kosmos and the Security Trustee, in consultation with Bentsi-Enchill, Letsa & Ankomah and Reindorf Chambers (or any such other leading counsel in Ghana consulted by the Lenders and Kosmos), agree (acting reasonably) is necessary in order to meet any payment of stamp duty in Ghana on the Assignments under the laws of Ghana at such time (provided that if Kosmos and the Technical Bank are unable to agree on a minimum amount of payable stamp duty, the higher of the amounts considered necessary by the relevant counsel consulted by each of Kosmos and the Security Trustee shall be accepted by Kosmos and the Lenders as the minimum payable stamp duty amount).

“Stamp Duty Reserve Sub-Account” means a sub-account of the Reserve Equity Account in which the Stamp Duty Reserve Amount is deposited and which is maintained by Kosmos from the Satisfaction Date for the purposes of making payments of any necessary stamp duty for the Assignments.

“Standard and Poor’s” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor thereto and if such corporation shall for any reason no longer perform the functions of a securities rating agency, Standard & Poor’s shall be deemed to refer to any other internationally recognised rating agency agreed by the Facility Agents and Kosmos (both acting reasonably).

“Subordinated Debt” means all present and future moneys, debts, obligations and liabilities which are, or are expressed to be, or may become due, owing or payable by any Obligor to any Affiliate (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Subsidiary” means a subsidiary undertaking of KED within the meaning of Section 1162 of the Companies Act 2006.

“Super Majority Junior Lenders” means those Lenders whose Junior Commitments then aggregate at least 85 per cent of the Total Junior Commitments (or, if the Total Junior Commitments have been reduced to zero, aggregated more than 85 per cent of the Total Junior Commitments immediately prior to such time).

“Super Majority Lenders” means at any time:

(A)          prior to the Senior Discharge Date, the Super Majority Senior Lenders; and

(B)           on or after the Senior Discharge Date, the Super Majority Junior Lenders.

“Super Majority Senior Lenders” means those Lenders whose Senior Commitments then aggregate at least 85 per cent of the Total Senior Commitments (or, if the Total Senior Commitments have been reduced to zero, aggregated more than 85 per cent of the Total Senior Commitments immediately prior to such time).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Takeover Certificate” means the document which will be used by the Unit Operator to certify that various subsystems encompassing the overall production system have been commissioned, tested and are ready to accept the system from the IPT and commence introduction of hydrocarbons from the wells through the production facility.

“Technical and Modelling Bank” means the Lead Technical and Modelling Bank and the Co-Technical and Modelling Bank, provided that if the Lead Technical and Modelling Bank and the Co-Technical and Modelling Bank cannot reach agreement on a certain issue, then the decision of the Technical Consultant will apply (to the extent a Technical Consultant is not already appointed and the parties do not agree on a replacement within 5 Business Days of notification of the failure to reach agreement, the Lead Technical and Modelling Bank and Co-Technical and Modelling Banks shall request the President of the Energy Institute of London to appoint an independent consultant within 5 Business Days).

“Technical Consultant” means Shaw Consultants International, Inc. (or any other reputable technical consultant agreed to by the Technical and Modelling Bank (acting reasonably)), as may be appointed from time to time in accordance with a scope of work and budget for fees and expenses agreed between the Borrower, the Facility Agents, the Technical and Modelling Bank.

“Technical and Environmental Consultant Appointment Letter” means the letter between Kosmos, the Facility Agents and the Technical Consultant and Environmental Consultant setting out the terms of appointment of the Technical Consultant and Environmental Consultant, in the Agreed Form.

“Technical Assumptions” means the technical assumptions agreed or determined in accordance with clause 19.1 (Forecast Procedures) of the CTA.

“Test” has the meaning given to such term in paragraph 1.3 of Schedule 15 of the CTA.

“Test Period” means the period of 60 (sixty) days commencing in accordance with paragraph 1.2 of Schedule 15 of the CTA as such period may be extended pursuant to paragraphs 2.3 (Extension of Test Period) or paragraph 3 (Force Majeure) of Schedule 15 of the CTA.

“Test Procedures” has the meaning given to such term in paragraph 1.1.1 of Schedule 15 of the CTA.

“Total Additional S1 Commitments” means the difference (if any) between USD 250 million (or such greater amount, not exceeding USD 300 million, as results from any oversubscription for Additional S1 Commitments) and the Total Tranche S1 Commitments.

“Total Available Commitments” means, at any time, in respect of a Facility or, as the case may be, Tranche S1, the aggregate of the Commitments under that Facility or Tranche S1 which may be utilised (and which have not been utilised).

“Total Available Senior Facility Amount” means at any time the amount calculated as such pursuant to clause 3.2 (Total Available Senior Facilities Amount) of the CTA.

“Total Commitments” means the Total Senior Commitments and the Total Junior Commitments.

“Total Costs” means, for the period commencing on the relevant Calculation Date and ending on the Assumed Completion Date (defined below), the sum of (without double counting):

(A)          the aggregate of Project Costs forecast to be incurred (calculated on the basis of a Project Completion date as determined by the Technical and Modelling Bank (acting reasonably) after giving due and proper consideration to any information provided (including representations made by the Technical Consultant and Kosmos) provided always that in making its determination, the Technical and Modelling Bank shall not apply any predetermined delay buffer to the anticipated Project Completion Date as estimated by the Technical Consultant (the “Assumed Completion Date”);

(B)          the aggregate of all interest payments (after taking into account the impact of the Hedging Agreements) forecast to be payable in relation to the Facilities;

(C)          the aggregate of scheduled principal repayments forecast to be payable in relation to the Facilities and all scheduled payments under any Hedging Agreement entered into under the Hedging Policy forecast to be payable;

(D)          the aggregate of all other Financing Costs forecast to be payable;

(E)           the aggregate of all Tax payments forecast to be payable; and

(F)           any other costs, expenses and fees forecast to be incurred by Kosmos in the performance of its obligations under the Project Agreements and the carrying out of all its activities, in each case, in relation to the Project.

“Total Facility Amount” means, in respect of:

(A)          the Senior Bank Facility, the Total Senior Bank Facility Amount,

(B)          the Senior IFC Facility, the Total Senior IFC Facility Amount;

(C)          the Junior Bank Facility, the Total Junior Bank Facility Amount; and

(D)          the Junior IFC Facility, the Total Junior IFC Facility Amount,

or as the context requires, in respect of the Facilities, the aggregate of the Total Senior Facilities Amount and the Total Junior Facilities Amount, being USD825 million as at the date of this Agreement.

“Total Junior Bank Facility Amount” means, at any time, the total facility made available under the Junior Bank Facility, being USD100 million as at the date of this Agreement but as reduced by (i) the aggregate amount of Loans under such Facility that are repaid or prepaid and (ii) the amount of any cancellation of such Facility.

“Total Junior Commitments” means the aggregate of the Junior Commitments of the Lenders.

“Total Junior Facilities Amount” means, at any time, the aggregate of the Total Junior Bank Facility Amount and the Total Junior IFC Facility Amount.

“Total Junior IFC Facility Amount” means, at any time, the total facility made available under the Junior IFC Facility, being USD50 million as at the date of this Agreement but as reduced by (i) the aggregate amount of Loans under such Facility that are repaid or prepaid and (ii) the amount of any cancellation of such Facility.

“Total Senior Bank Facility Amount” means, at any time, the total facility made available under the Senior Bank Facility but as reduced by (i) the aggregate amount of Loans under such Facility that are repaid or prepaid and (ii) the amount of any cancellation of such Facility. “Total Senior Commitments” means the aggregate of the Senior Commitments of the Lenders.

“Total Senior Facilities Amount” means, at any time, the aggregate of the Total Senior Bank Facility Amount and the Total Senior IFC Facility Amount.

“Total Senior IFC Facility Amount” means, at any time, the total facility made available under the Senior IFC Facility being USD 50 million as at the date of this Agreement (comprising of USD 50 million in Tranche S1 and subsequently, USD 50 million in tranche S2) but as reduced by (i) the aggregate amount of Loans under such Facility that are repaid or prepaid and (ii) the amount of any cancellation of such Facility.

“Total Tranche S1 Commitments” means the aggregate of the Tranche S1 Commitments of the Senior Lenders.

“Total Tranche S2 Commitments” means the aggregate of the Tranche S2 Commitments of the Senior Lenders.

“Tranche J1” means a tranche of USD 50 million under the Junior IFC Facility.

“Tranche J2” means a tranche of USD 100 million of the Junior Bank Facility.

“Tranche S1” means the aggregate of (a) tranche S1 of USD235 million of the Senior Bank Facility and (b) tranche S1 of USD 50 million of the Senior IFC Facility. “Tranche S1 Commitment” means:

(A)          in relation to an Original Senior Lender, the amount of its Senior Commitment set opposite its name under the heading “Tranche S1 Commitment” in Schedule 2 (The Original Lenders) and the amount of any other Tranche S1 Commitment transferred to it;

(B)          in relation to any other Senior Lender, the amount of any Tranche S1 Commitment transferred to it; and

(C)          in relation to an Additional S1 Lender, the amount of Additional Commitment contained in a S1 Lender Accession Notice delivered by that Additional S1 Lender in accordance with Clause 3.3(C) (Additional S1 Commitments), to the extent not cancelled, reduced or transferred by it.

For the avoidance of doubt, a Tranche S1 Commitment of a Senior Lender is the part of such Senior Lender’s Senior Commitment made available under Tranche S1.

“Tranche S1 Lender” means a Senior Lender with a Tranche S1 Commitment.

“Tranche S1 Majority Lenders” means those Tranche S1 Lenders whose Tranche S1 Commitments then aggregate at least 66 2/3 per cent of all the Total Tranche S1 Commitments (or if the Total Tranche S1 Commitments have been reduced to zero, aggregated more than 667 2/3 per cent, of the Total Tranche S1 Commitments immediately prior to such time).

“Tranche S2” means the aggregate of (a) tranche S2 of the Senior Bank Facility and (b) tranche S2 of the Senior IFC Facility. “Tranche S2 Commitments” means:

(A)          in relation to an Original Senior Lender, the amount of its Senior Commitment set opposite its name under the heading “Senior Bank Facility” in Schedule 2 (The Original Lenders) and the amount of any other Tranche S2 Commitment transferred to it;

(B)          in relation to any other Senior Lender, the amount of any Tranche S2 Commitment transferred to it to the extent not cancelled, reduced or transferred by it.

“Transaction Document” means each Finance Document and each Project Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Transfer Certificate) of the CTA or any other form agreed between the relevant Facility Agent and Kosmos.

“Transfer Date” means, in relation to a transfer, the later of:

(A)          the proposed Transfer Date specified in the Transfer Certificate; and

(B)          the date on which the Facility Agent executes the Transfer Certificate.

“Turnover Certificate” means the document used by the IPT to certify that installation, pre-commissioning, commissioning and testing of the various subsystems are ready for introduction of hydrocarbons through the overall production system.

“Unit Account” shall have the meaning given to that term in the UUOA.

“Unit Development Plan” shall have the meaning given to that term in the UUOA.

“Unit Operator” shall have the meaning given to that term in the UUOA.

“Unit Substances” shall have the meaning given to that term in the UUOA.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Updated Fixed Price Deck” means the price of Crude Oil as determined by Majority Senior Lenders in accordance with the procedure set out in clause 19.4 (Forecast Prior to Project Completion) of the CTA.

“USD” or “US Dollar” means the lawful currency of the United States of America.

“Utilisation” means a utilisation of a Facility by way of a Loan or, in the case of a Senior Facility, a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 5 (Utilisation Request) of the CTA or in the Agreed Form.

“UUOA” means the unitization and unit operating agreement in the Agreed Form (or otherwise amended in a form as would comply with the requirements of clause 28.18 (Project Agreements)) to be entered into between GNPC, Tullow Ghana Limited, KEG, Anadarko WCTP Company, Sabre Oil and Gas Holdings Limited and EO covering The Jubilee Field Unit located offshore in the Republic of Ghana.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 or any regulations promulgated thereunder and any other tax of a similar nature.

“Waiver Agreement” means the agreement dated on or about the date of this Agreement between the Senior Facility Agent, the Junior Facility Agent, IFC, the Original Senior Lenders and the Original Junior Lenders, relating to the satisfaction and waiver of Conditions Precedent and Conditions Subsequent under the CTA.

“WCTP Block” means West Cape Three Points area offshore Ghana, being the area described in Annex 1 of the WCTP PA, but excluding any portions of such area in respect of which Contractor’s rights thereunder are from time to time relinquished or surrendered pursuant to the WCTP PA.

“WCTP JOA” means the joint operating agreement dated 27 July 2004 between KEG and EO in respect of the West Cape Three Points Block Off-shore Ghana (and all amendments and supplements thereto).

“WCTP PA” means the petroleum agreement dated 22 July 2004 between the Government, represented by the Minister, the GNPC, KEG and EO in respect of the West Cape Three Points Block Off-shore Ghana (and all amendments and supplements thereto).

2.        INTERPRETATION AND CONSTRUCTION

2.1      Construction of particular terms

Unless a contrary indication appears, any reference in this Agreement to:

(A)      “this Agreement” shall be construed as a reference to the agreement or document in which such reference appears together with ail recitals and Schedules thereto;

(B)      a reference to “assets” includes properties, revenues and rights of every description;

(C)      an “authorisation” or “consent” shall be construed as including any authorisation, consent, approval, resolution, licence, exemption, permission, recording, notarisation, filing or registration;

(D)      an “authorised officer” shall be construed, in relation to any Party, as a reference to a Director or other person duly authorised by such Party as notified by such Party to the Facility Agent as being authorised to sign any agreement, certificate or other document or to take any decision or action, as applicable. The provision of any certificate or the making of any certification by any authorised officer of Kosmos shall not create for that authorised officer any personal liability to the Finance Parties;

(E)      a “calendar year” is a reference to a period starting on (and including) 1 January and ending on (and including) the immediately following 31 December;

(F)      a “certified copy” shall be construed as a reference to a copy of that document, certified by an authorised officer of the relevant Party delivering it to be a complete, accurate and up-to-date copy of the original document;

(G)      a “clause” shall, subject to any contrary indication, be construed as a reference to a clause of the agreement or document in which such reference appears;

(H)     “continuing” shall, in relation to any Default or Event of Default, be construed as meaning that such Default or Event of Default has not been remedied or waived;

(I)       the “equivalent” on any given date in any currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent in the normal course of business at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency in the London foreign exchange markets for delivery on the second Business Day thereafter;

(J)       the “group” of any person, shall be construed as a reference to that person, its subsidiaries and any holding company of that person and all other subsidiaries of any such holding company, from time to time;

(K)     a “holding company” of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

(L)      “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrase or words of like import;

(M)     a “month” or “Month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” and “Months” shall be construed accordingly);

(N)      a “person” shall be construed as a reference to any person, trust, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(O)      a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of Law but, if not having the force of Law, being a regulation, rule, official directive, request or guideline with which a prudent person carrying on the same or a similar business to Kosmos would comply) of any governmental body, Agency, department or regulatory, self-regulatory or other authority or organisation;

(P)      a “right” shall be construed as including any right, title, interest, claim, remedy, discretion, power or privilege, in each case whether actual, contingent, present or future;

(Q)      a “Schedule” shall, subject to any contrary indication, be construed as a reference to a schedule of the agreement or document in which such reference appears;

(R)      a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation;

(i)        which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(ii)       more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(iii)      which is a subsidiary of another subsidiary of the first-mentioned company or corporation,

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

(S)      the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, bankruptcy, winding-up, reorganisation, dissolution, administration, receivership, judicial custodianship, administrative receivership, arrangement, adjustment, protection or relief of debtors; and

(T)      a “year” is a reference to a period starting on one day in a month in a calendar year and ending on the numerically corresponding day in the same month in the next succeeding calendar year, save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day Provided that, if a period starts on the last Business Day in a month, that period shall end on the last Business Day in that later month (and references to “years” shall be construed accordingly).

2.2     Interpretation

(A)     Words importing the singular shall include the plural and vice versa.

(B)     Words indicating any gender shall include each other gender.

(C)     Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document to:

(i)        any party or person shall be construed so as to include its and any subsequent successors, permitted transferees and permitted assigns in accordance with their respective interests;

(ii)       such agreement or document or any other agreement or document shall be construed as a reference to each such agreement or document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented, in each case to the extent permitted under the Finance Documents;

(iii)      a time of day shall, save as otherwise provided in any agreement or document, be construed as a reference to London time.

(D)      Section, Part, Clause and Schedule headings contained in, and any index or table of contents to, any agreement or document are for ease of reference only.

3.        THIRD PARTY RIGHTS

A person who is not a Party has no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

4.        AMENDMENTS

All amendments to the provisions of this Agreement shall be made in accordance with clause 41 of the CTA (Amendments and Waivers) and be in writing, signed by the Facility Agents, Kosmos and the Security Trustee and shall bind each of the parties to this Agreement.

5.        GOVERNING LAW AND JURISDICTION

This Definitions Agreement is governed by, and shall be construed in accordance with, the Laws of England and the parties hereto irrevocably submit to the jurisdiction of the courts of England.

The provisions of clause 44 (Jurisdiction) of the CTA shall apply to this Definitions Agreement as if expressly set out herein.

SIGNATURES

Original Borrower

KOSMOS ENERGY FINANCE

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

Original Guarantors

KOSMOS ENERGY GHANA HC

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

KOSMOS ENERGY DEVELOPMENT

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

KOSMOS ENERGY FINANCE

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

SIGNATURES

KEI

KOSMOS ENERGY INTERNATIONAL

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

SIGNATURES

Global Co-ordinator

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:	Director

SIGNATURES

Senior Mandated Lead Arrangers

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:	Director

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

CALYON

By:	L. Renard	By:	F. Pluta

Name:	L. Renard	Name:	F. Pluta
Title:	Associate Director	Title:	Head of RBC

ABSA BANK LIMITED

By:	J.H. de la Pasture	By:	N. Balgobind

Name:	J.H. de la Pasture	Name:	N. Balgobind
Title:	Principal	Title:	Associate Principal

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

CORDIANT EMERGING LOAN FUND III, L.P.

By:	Bertrand Millot	By:	Donald S. McKelvie

Name:	Bertrand Millot	Name:	Donald S. McKelvie
Title:	VP Portfolio Management	Title:	Treasurer

SIGNATURES

Junior Mandated Lead Arrangers

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:	Director

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

AFRICA FINANCE CORPORATION

By:	Andrew Alli	By:

Name:	Andrew Alli	Name:
Title:	CEO	Title:

SIGNATURES

Original Senior Lenders

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:	Director

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

CALYON

By:	L. Renard	By:	F. Pluta

Name:	L. Renard	Name:	F. Pluta
Title:	Associate Director	Title:	Head of RBC

ABSA BANK LIMITED

By:	J.H. de la Pasture	By:	N. Balgobind

Name:	J.H. de la Pasture	Name:	N. Balgobind
Title:	Principal	Title:	Associate Principal

AFRICA FINANCE CORPORATION

By:	Andrew Alli	By:

Name:	Andrew Alli	Name:
Title:	CEO	Title:

CORDIANT EMERGING LOAN FUND III, L.P.

By:	Bertrand Millot	By:	Donald S. McKelvie

Name:	Bertrand Millot	Name:	Donald S. McKelvie
Title:	VP Portfolio Management	Title:	Treasurer

SIGNATURES

IFC (as Original Senior Lender under the Senior IFC Facility Agreement)

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

SIGNATURES

Original Junior Lenders

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

SIGNATURES

IFC (as Original Junior Lender under the Junior IFC Facility Agreement)

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

SIGNATURES

Lead Technical and Modelling Bank

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

SIGNATURES

Co-Technical and Modelling Bank

STANDARD CHARTERED BANK

By:	Panos Benos	By:	Olivier Mussat

Name:	Panos Benos	Name:	Olivier Mussat
Title:	A. Director	Title:

SIGNATURES

Onshore Account Bank

STANDARD CHARTERED BANK

By:	Panos Benos

Name:	Panos Benos
Title:	A. Director

SIGNATURES

Offshore Account Bank

STANDARD CHARTERED BANK

By:	Panos Benos

Name:	Panos Benos
Title:	A. Director

SIGNATURES

Senior Facility Agent

STANDARD CHARTERED BANK

By:	Panos Benos

Name:	Panos Benos
Title:	A. Director

SIGNATURES

Junior Facility Agent

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SIGNATURES

Security Trustee

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President